     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                        MADISON GAS AND ELECTRIC COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                     WISCONSIN                                           39-0444025
          (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                           --------------------------

                             133 SOUTH BLAIR STREET
                  P.O. BOX 1231, MADISON, WISCONSIN 53701-1231
                                 (608) 252-7000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------

                              GARY J. WOLTER, ESQ.
              SENIOR VICE PRESIDENT--ADMINISTRATION AND SECRETARY
                             133 SOUTH BLAIR STREET
                  P.O. BOX 1231, MADISON, WISCONSIN 53701-1231
                                 (608) 252-7292
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                             R. TODD VIEREGG, P.C.
                                SIDLEY & AUSTIN
               ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS 60603

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION FEE
                 REGISTERED                     REGISTERED (1)         UNIT (2)           PRICE (2)              (2)
Common Stock ($1 par value).................
Medium-Term Notes...........................
Total.......................................     $65,000,000             100%            $65,000,000           $19,175

(1) There are being registered hereby a presently indeterminate number of shares of Common Stock and a presently indeterminate number of Medium-Term Notes, all with an aggregate initial public offering price not to exceed $65,000,000.

(2) Pursuant to Rule 457(o), the registration fee is calculated on the basis of the proposed aggregate maximum offering price of the Common Stock and the Medium-Term Notes.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains the following prospectuses:

    - a prospectus to be used in the offer and sale of Medium-Term Notes

    - a prospectus to be used in the offer and sale of shares of Common Stock pursuant to the Investors Plus Plan

    - a prospectus to be used in other offers and sales of shares of Common
      Stock

    The Registrant plans to consummate, from time to time, transactions involving the sale of securities registered pursuant to this Registration Statement, provided that the proceeds from such sales will not exceed $65,000,000 in the aggregate. No decisions have been made as to which securities will be issued or the timing or size of any offering of such securities. Such decisions will be made from time to time based on market conditions and other factors.

                   SUBJECT TO COMPLETION DATED JULY 22, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                        MADISON GAS AND ELECTRIC COMPANY
                               MEDIUM-TERM NOTES
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

                               ------------------

    Madison Gas and Electric Company (the "Company") may offer from time to time, at prices and on terms to be determined at or prior to the time of sale, its unsecured Medium-Term Notes (the "Notes"), having an aggregate initial offering price not to exceed $65,000,000, subject to reduction in the event of sales of shares of Common Stock offered by separate prospectuses under the registration statement referred to below of which this Prospectus is a part. Each Note will rank as senior unsecured debt, be registered as to principal and interest and be denominated in United States dollars.

    Specific terms of the Notes in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus supplement (as supplemented by any applicable pricing supplement relating thereto, a "Prospectus Supplement"), together with the terms of the offering of the Notes, the initial offering price and the net proceeds to the Company from the sale thereof. The applicable Prospectus Supplement will set forth, among other matters, the following with respect to the particular Notes: the aggregate principal amount, authorized denominations, maturity date or dates, rate or method of calculation of interest and dates for payment thereof, and any redemption, prepayment or sinking fund provisions.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY
       PROSPECTUS SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------

    The Company may sell Notes directly to purchasers or through agents designated from time to time by the Company or to or through underwriters or a group of underwriters which may be managed by one or more underwriters. If any agents of the Company or any underwriters are involved in the sale of Notes in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commission or discount will be set forth in the applicable Prospectus Supplement. The net proceeds to the Company from the sale of Notes will be the public offering price of such Notes less such discount, in the case of an offering through an underwriter, or the purchase price of such Notes less such commission, in the case of an offering through an agent, and less, in each case, other expenses of the Company associated with the issuance and distribution of such Notes.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1998

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered hereby and certain other securities. This Prospectus does not contain all information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Notes offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission have been and will be filed electronically. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Annual Report of the Company on Form 10-K, for the year ended December 31, 1997 and the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1998 are incorporated by reference into this Prospectus. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Notes contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus, in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated in this Prospectus by reference, other than certain exhibits to such documents. Such requests should be directed to Terry A. Hansen, Vice President-- Finance, Madison Gas and Electric Company, Post Office Box 1231, Madison, Wisconsin 53701-1231 (Telephone: (608) 252-7923).

                                  THE COMPANY

    The Company, a Wisconsin corporation organized as such in 1896, is a public utility located in Madison, Wisconsin. It is engaged in generating and transmitting electric energy and distributing it to approximately 117,000 customers throughout 250 square miles in Dane County. The Company also distributes and transports natural gas to approximately 97,000 customers throughout 975 square miles in Dane, Columbia, Iowa, Juneau, Monroe and Vernon counties. The principal executive offices of the Company are located at 133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, and its telephone number is (608) 252-7000.

                                USE OF PROCEEDS

    Except as may be set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Notes for its general corporate purposes, including the financing of capital expenditures, the refinancing of indebtedness, and possible business investments and acquisitions. Pending such applications, the net proceeds would be temporarily invested in marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the unaudited ratios of earnings to fixed charges of the Company for each of the years 1993 through 1997 and for the three months ended March 31, 1998.

                                                                            YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1993       1994       1995       1996       1997
                                                             ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges(1)......................      4.15x      4.49x      4.23x      2.71x      4.02x


                                                              THREE MONTHS ENDED
                                                                MARCH 31, 1998
                                                             ---------------------
Ratio of earnings to fixed charges(1)......................            5.58x

------------------------

(1) For the purpose of computing the ratio of earnings to fixed charges, earnings have been calculated by adding to income before interest expense, current and deferred federal and state income taxes, investment tax credits deferred and restored charged (credited) to operations and the estimated interest component of rentals. Fixed charges represent interest expense, amortization of debt discount, premium and expense, and the estimated interest component of rentals.

                              DESCRIPTION OF NOTES

GENERAL

    The Notes offered hereby will be issued under the Indenture dated as of
        , 1998, as supplemented from time to time (the "Indenture"), between the Company and Bank One, N.A., as trustee (the "Trustee"). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The summary contained herein of certain provisions of the Notes is subject to and is qualified in its entirety by reference to the provisions of the Indenture and the forms of Notes (including the definitions of certain terms therein), each of which has been filed as an exhibit to the Registration Statement, to which exhibits reference is hereby made. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indenture. Unless otherwise noted, section references below are to the Indenture.

    The Notes are the only securities that may be issued under the Indenture. The Indenture does not limit the aggregate amount of Notes that may be issued under the Indenture, but the aggregate initial offering price of the Notes that may be issued under this Prospectus is limited to $65,000,000 subject to reduction in the event of sales of Common Stock under the Registration Statement of which this Prospectus is a part. The Notes will be denominated in United States dollars, and payments of principal of, premium, if any, and any interest on the Notes will be made in United States dollars. Currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars. Unless otherwise specified in the applicable Prospectus Supplement, the Notes will have the terms described below.

    The general provisions of the Indenture do not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Notes ("Holders") protection in the event of a highly leveraged or similar transaction involving the Company. However, the general provisions of the Indenture contain certain restrictions on mortgages and liens. See "Restrictions on Secured Debt" below. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any additional covenants or other provisions providing event risk or similar protection.

    All of the Notes need not be issued at the same time, and may vary as to interest rate, maturity and other provisions. (Section 2.05) The Notes are offered on a continuing basis and will mature on a day from nine months to 30 years from their date of issue, as selected by the initial purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to Stated Maturity (as defined below). See "Redemption and Repayment" below.

    Each Note will be represented by either a global security (a "Book-Entry Note") registered in the name of a nominee of the Depositary or a certificate issued in definitive form (a "Certificated Note"), as specified in the applicable Prospectus Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes only under the limited circumstances described herein. See "Book-Entry System" below. Unless otherwise specified in the applicable Prospectus Supplement, Notes will be issued in denominations of $1,000 and integral multiples thereof. (Section 2.04)

    Payments of interest and principal (and premium, if any) to Beneficial Owners (as defined below under "Book-Entry System") of Book-Entry Notes are expected to be made in accordance with the procedures of the Depositary and its participants in effect from time to time as described below under "Book-Entry System."

    Unless otherwise specified in the applicable Prospectus Supplement, the principal of and any premium and accrued interest on all Notes shall be payable as follows:

        (a) On or before 10:00 a.m., New York City time, of the day on which any payment of principal, accrued interest or premium is due on any Book-Entry Note pursuant to the terms thereof, the Company will deliver to the Trustee immediately available funds sufficient to make such payment. On or before 10:30 a.m., New York City time or such other time as shall be agreed upon between the

    Trustee and the Depositary, of the day on which such payment is due, the Trustee will deposit with the Depositary such funds by wire transfer into the account specified by the Depositary. As a condition to the payment at the Maturity of any part of the principal and any applicable premium of any Book-Entry Note, the Depositary will surrender, or cause to be surrendered, such Book-Entry Note to the Trustee, whereupon a new Book-Entry Note will be issued to the Depositary.

        (b) With respect to any Note that is not a Book-Entry Note, principal, any premium and accrued interest due at the Maturity of such Note will be payable in immediately available funds when due upon presentation and surrender of such Note at the Corporate Trust Office of the Trustee, currently c/o First Chicago Trust Company of New York, as agent for the Trustee, 14 Wall Street, 8th Floor, Suite 4607, New York, New York 10005, PROVIDED that such Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Accrued interest on (and, in the case of Amortizing Notes, as defined below under "Amortizing Notes", installments of principal of) any Note that is not a Book-Entry Note (other than accrued interest or such installments payable at Maturity) will be paid by a clearinghouse funds check mailed on the Interest Payment Date; PROVIDED, HOWEVER, that if any Holder of Notes, the aggregate principal amount of which equals or exceeds $10,000,000, provides a written request to the Trustee on or before the applicable Record Date for such Interest Payment Date, accrued interest (and such installments of principal) shall be paid by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such Holder if such account is maintained with the Trustee. (Section 2.11)

    Notwithstanding anything in this Prospectus to the contrary, unless otherwise specified in the applicable Prospectus Supplement , if a Note is an Original Issue Discount Note (as defined below under "Original Issue Discount Notes"), the amount payable on such Note in the event the principal amount thereof is declared to be due and payable immediately as described below under "Description of Notes-- Events of Default" or in the event of redemption or repayment thereof prior to its Stated Maturity, in lieu of the principal amount due at the Stated Maturity thereof, will be the Amortized Face Amount of such Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note will be the amount equal to (i) the principal amount of such Note multiplied by the Issue Price (as defined below) specified in the applicable Prospectus Supplement plus
(ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of such Note that has accreted at the yield to maturity specified in the applicable Prospectus Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, but in no event will the Amortized Face Amount of an Original Issue Discount Note exceed the principal amount stated in such Note. (Section 1.03)

    Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of a "Zero Coupon Note", or at a variable rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, LIBOR, Prime Rate or Treasury Rate or such other interest rate formula (the "Interest Rate Basis") as may be specified in the applicable Prospectus Supplement as adjusted by a Spread and/or Spread Multiplier, if any (as defined herein), applicable to such Notes. The Prospectus Supplement relating to each Note will describe, among other things, the following items: (i) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (ii) the date on which such Note will be issued (the "Original Issue Date"); (iii) the date on which such Note will mature (the "Stated Maturity") and whether the Stated Maturity may be extended by the Company, and if so, the Extension Periods and the Final Maturity Date (each as defined below under "Extension of Maturity"); (iv) whether such
Note is a Fixed Rate Note or a Floating Rate Note; (v) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the Interest Payment Date or Dates, if different from those set forth below under "Fixed Rate Notes" and whether such rate may be changed by the Company prior to Stated Maturity; (vi) if such Note is a Floating Rate Note, the Initial Interest Rate, the Interest Rate Basis, the Interest Reset Dates, the Interest

Payment Dates, the Index Maturity, the Spread, if any, the Spread Multiplier, if any (all as defined herein), the maximum interest rate, if any, the minimum interest rate, if any, and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such Spread and/or Spread Multiplier may be changed by the Company prior to Stated Maturity; (vii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity; (viii) whether such Note is an Amortizing Note, and if so, the basis or formula for the amortization of principal and/or interest and the payment dates for such periodic principal payments; (ix) the record date or dates for determining the person entitled to receive payments of interest, principal and premium, if any (a "Record Date"), if other than as set forth below; (x) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity and, if so, the provisions relating to such redemption or repayment; (xi) any sinking fund or other mandatory redemption provisions with respect to such Note; (xii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (xiii) any other terms of such Note not inconsistent with the provisions of the Indenture.

    Certificated Notes may be presented for payment and for registration of transfer or exchange at the Corporate Trust Office of the Trustee, currently c/o First Chicago Trust Company of New York, as agent for the Trustee, 14 Wall Street, 8th Floor, Suite 4607, New York, New York 10005. (Section 6.02)

    All percentages resulting from any calculation with respect to any Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on any Notes will be rounded to the nearest cent with one-half cent being rounded upward. (Section 2.04)

    As used herein, "Business Day" means, unless otherwise specified in the applicable Prospectus Supplement, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close and, with respect to Notes as to which LIBOR (as defined below under "Floating Rate Notes--LIBOR Notes") is the applicable Interest Rate Basis is also a London Business Day. As used herein, "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market. (Section 1.03)

RESTRICTIONS ON SECURED DEBT

    The Notes will constitute unsecured and unsubordinated indebtedness of the Company, and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness, but will rank junior to the first mortgage bonds of the Company ("First Mortgage Bonds") which were issued under the Indenture of Mortgage and Deed of Trust, dated as of January 1, 1946, between the Company and First Wisconsin Trust Company (now known as Firstar Trust Company), as trustee, and indentures supplemental thereto ("Bond Indenture").

THE BOND INDENTURE

    Security and Priority. The Bond Indenture constitutes a direct first mortgage lien upon substantially all of the fixed property, and upon the permits and licenses, owned by the Company, subject to "permissible encumbrances" (as defined in the Bond Indenture). The Bond Indenture contains provisions subjecting to the lien thereof fixed property, and permits and licenses, which the Company may subsequently acquire, subject, however, to "permissible encumbrances" and to liens existing or placed upon such property at the time of acquisition thereof by the Company.

    The Company has covenanted in the Indenture that while any of the Notes are outstanding, it will not (i) issue any additional First Mortgage Bonds, or (ii) subject to the lien of the Bond Indenture any property which is exempt from such lien, unless the Company concurrently issues to the Trustee under the Indenture, a First Mortgage Bond or Bonds in the same aggregate principal amount and having the same interest rate or rates, maturity date or dates, redemption provisions and other terms as the Notes then outstanding and thereby give to the holders of all outstanding Notes the benefit of the security of such First

Mortgage Bond or Bonds. (Section 4.01) At such time as the Trustee under the Indenture is the only holder of First Mortgage Bonds outstanding under the Bond Indenture, the Trustee will surrender such First Mortgage Bonds to the Company for cancellation and the Bond Indenture will be discharged and defeased. (Section 4.07).

    In addition, the Company has covenanted in the Indenture that neither the Company nor a Subsidiary will create or assume, except in favor of the Company or a Wholly-Owned Subsidiary (as defined below under "Certain Definitions"), any mortgage, pledge, or other lien or encumbrance upon any Principal Facility (as defined below under "Certain Definitions") or any stock of any Regulated Subsidiary (as defined below under "Certain Definitions") or indebtedness of any Subsidiary to the Company or any other Subsidiary whether now owned or hereafter acquired without equally and ratably securing the outstanding Notes. This limitation will not apply to the lien of the Bond Indenture or certain permitted encumbrances described in the Indenture, including (a) purchase money mortgages entered into within specified time limits; (b) liens extending, renewing or refunding any liens permitted by clause (a) of this covenant; (c) liens existing on acquired property; (d) certain tax, materialmen's, mechanics' and judgment liens, certain liens arising by operation of law and certain other similar liens; (e) certain mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with certain tax-exempt financings; (f) liens to secure the cost of construction or improvement of any property entered into within specified time limits; and (g) mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness thereby secured does not exceed the greater of $20,000,000 or 10% of Common Shareholders' Equity (as defined below under "Certain Definitions"). (Section 6.06)

INTEREST AND INTEREST RATES

    Unless otherwise specified in the applicable Prospectus Supplement , each Note (other than a Zero Coupon Note), will bear interest from and including its Original Issue Date or from and including the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at a fixed rate per annum or at a rate per annum determined pursuant to an Interest Rate Basis stated therein and in the applicable Prospectus Supplement , that may be adjusted by a Spread and/or Spread Multiplier, until Maturity and the principal thereof is paid or made available for payment. Unless otherwise specified in the applicable Prospectus Supplement, interest will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date on which the principal of a Note or an installment of principal becomes due and payable in accordance with its terms and the terms of the Indenture, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise. Interest (other than defaulted interest which may be paid to the Holder on a special record date) will be payable to the Holder at the close of business on the Record Date next preceding an Interest Payment Date; provided, however, that the first payment of interest on any Note originally issued between a Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the Holder on such next succeeding Record Date and interest payable on the Maturity date, including, if applicable, upon redemption, shall be payable to the person to whom principal is payable.

    Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Payment Dates and the Record Dates for Fixed Rate Notes will be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes will be as specified in the applicable Prospectus Supplement, and unless otherwise specified in the applicable Prospectus Supplement, each Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) preceding each Interest Payment Date.

    Each Note (other than a Zero Coupon Note) will bear interest at either (a) a fixed rate or (b) a floating rate determined by reference to an Interest Rate Basis which may be adjusted by a Spread and/or Spread Multiplier; provided that the interest rate in effect for the ten days immediately prior to Stated

Maturity will be the interest rate in effect on the tenth day preceding such Stated Maturity. Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate, or ceiling, on the rate of interest which may accrue during any interest period, and (ii) a minimum interest rate, or floor, on the rate of interest which may accrue during any interest period. The applicable Prospectus Supplement relating to each Note will designate either a fixed rate of interest per annum on the applicable Fixed Rate Note or one or more of the following Interest Rate Bases as applicable to the relevant Floating Rate Note: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note," (b) LIBOR, in which case such Note will be a "LIBOR Note," (c) the Prime Rate, in which case such Note will be a "Prime Rate Note," (d) the Treasury Rate, in which case such Note will be a "Treasury Rate Note," or (e) such other Interest Rate Basis or formula as may be specified in such Prospectus Supplement.

    Notwithstanding the determination of the interest rate as provided below, the interest rate on the Notes for any interest period shall not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable Prospectus Supplement. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States federal law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

FIXED RATE NOTES

    Unless otherwise specified in the applicable Prospectus Supplement, each Fixed Rate Note (other than a Zero Coupon Note) will accrue interest from and including its Original Issue Date at the annual rate stated on the face thereof, as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, payments of interest on any Fixed Rate Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Fixed Rate Notes may bear one or more annual rates of interest during the periods or under the circumstances specified therein and in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

    Unless otherwise specified in the applicable Prospectus Supplement, the Interest Payment Dates for Fixed Rate Notes, including Fixed Rate Amortizing
Notes, will be semi-annually on each       and       and the Record Dates will
be each       and       (whether or not a Business Day) and the Stated Maturity.
In the case of Fixed Rate Amortizing Notes, Interest Payment Dates may be
quarterly on each       ,       ,       and       if specified in the applicable
Prospectus Supplement, and the Record Dates will be each       ,       ,
and       (whether or not a Business Day) next preceding each such Interest
Payment Date. If the Interest Payment Date or Maturity for any Fixed Rate Note is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

FLOATING RATE NOTES

    The interest rate on each Floating Rate Note will be equal to the interest rate calculated by reference to the specified Interest Rate Basis (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Prospectus Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage of the Interest Rate Basis (adjusted for any Spread) specified in the applicable Prospectus Supplement as being applicable to such Note. The applicable Prospectus Supplement will specify the Interest Rate Basis and the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate, if any, applicable to each Floating Rate Note. In addition, such Prospectus Supplement will contain particulars as to the Calculation Agent (unless otherwise specified in the applicable Prospectus Supplement, The First National Bank of Chicago (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified in the applicable Prospectus Supplement (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Record Dates, and Interest Reset Dates with respect to such Note.

    Except as provided below or in the applicable Prospectus Supplement, the Interest Payment Dates for Floating Rate Notes, including Floating Rate Amortizing Notes, will be (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable Prospectus Supplement; (ii) in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year as specified on the face thereof and in the applicable Prospectus Supplement; (iii) in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year, as specified on the face thereof and in the applicable Prospectus Supplement; and
(iv) in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year, as specified on the face thereof and in the applicable Prospectus Supplement and, in each case, at Maturity. If any Interest Payment Date, other than Maturity, for any Floating Rate Note is not a Business Day for such Floating Rate Note, such Interest Payment Date will be postponed to the next day that is a Business Day for such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day for such Floating Rate Note is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day. If the Maturity for any Floating Rate Note falls on a day that is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day for such Floating Rate Note; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of each of two months of each year, as specified in the applicable Prospectus Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Prospectus Supplement; provided, however, that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as specified in the applicable Prospectus Supplement). If any Interest

Reset Date for any Floating Rate Note is not a Business Day for such Floating Rate Note, such Interest Reset Date will be postponed to the next day that is a Business Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding London Business Day. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until Maturity.

    The interest rate for each Interest Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Interest Reset Period. Unless otherwise specified in the applicable Prospectus Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date") or (b) a Prime Rate Note (the "Prime Interest Determination Date") will be the second Business Day immediately preceding such Interest Reset Date. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding such Interest Reset Date. Unless otherwise specified in the applicable Prospectus Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date falls on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date will instead be the first Business Day immediately following such auction date. Unless otherwise specified in the applicable Prospectus Supplement, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next day that is a Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

    "Index Maturity" means, with respect to a Floating Rate Note, the period to Stated Maturity of the instrument or obligation on which the interest rate formula of such Floating Rate Note is calculated, as specified in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, each Floating Rate Note will accrue interest from and including its Original Issue Date at the rate determined as provided in such Note and as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, payments of interest on any Floating Rate Note with respect to any Interest Payment Date will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the Interest Payment Date or Maturity. With respect to Floating Rate Notes, accrued interest is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the Original Issue Date, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise specified) is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes.

    The Calculation Agent will calculate the interest rate on the Floating Rate Notes, as provided below. The Trustee will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date (defined below) with respect to such Note. For purposes of calculating the rate of interest payable on Floating Rate Notes, the Company has entered into or will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

COMMERCIAL PAPER RATE NOTES

    Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Interest Determination Date.

    "Money Market Yield" will be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                          D x 360
Money Market Yield =   360 - (D x M)       x 100

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

LIBOR NOTES

    Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the Note and the applicable Prospectus Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in United States dollars having the Index Maturity specified in the Note and the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the Note and the applicable Prospectus Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the Note and the applicable Prospectus Supplement, the rate for deposits in United States dollars having the Index Maturity specified in the Note and the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified in the Note and the applicable Prospectus Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR with respect to such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in United States dollars for the period of the Index Maturity specified in the Note and the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. New York City Time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States Dollars to leading European banks, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date having the Index Maturity specified in the Note and the applicable Prospectus Supplement in a principal amount that is representative for a single transaction in such United States dollars in such market at such time; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect immediately prior to such LIBOR Interest Determination Date.

    "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for United States Dollars (if "LIBOR Reuters" is specified in the Note and the applicable Prospectus Supplement), or (b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for United States dollars (if "LIBOR Telerate" is specified in the Note and the applicable Prospectus Supplement). If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and the applicable Prospectus Supplement, LIBOR for United States dollars will be determined as if LIBOR Telerate (and page 3750) had been chosen.

PRIME RATE NOTES

    Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in the Prime Rate Note and in the applicable Prospectus
Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as such bank's prime rate or base lending rate as in effect with respect to such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 with respect to such Prime Interest Determination Date, the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date will be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, HOWEVER, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Interest Determination Date.

    "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page which may replace the USPRIME1 page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

TREASURY RATE NOTES

    Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any) specified in the Treasury Rate Note and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate resulting from the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate is published in H.15(519) under the heading, "Treasury bills--auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the average auction rate on such Treasury Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the specified Index Maturity are not reported as provided above by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable Prospectus Supplement; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Interest Determination Date.

ORIGINAL ISSUE DISCOUNT NOTES

    The Company may from time to time offer Original Issue Discount Notes. The Prospectus Supplement applicable to certain Original Issue Discount Notes may provide that Holders of such Notes will not receive periodic payments of interest. For purposes of determining whether Holders of the requisite principal amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Notes shall be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the Stated Maturity thereof as of the date of such determination. See "General."

    "Original Issue Discount Note" means (i) a Note that has a "stated redemption price at maturity" that exceeds its "issue price" (each as defined for United States federal income tax purposes) by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years from the Original Issue Date to the Stated Maturity for such Note (or, in the case of a Note that provides for payment of any amount other than the "qualified stated interest" (as so defined) prior to maturity, the weighted average maturity of the Note) and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

AMORTIZING NOTES

    The Company may from time to time offer Notes for which payments of principal and interest are made in installments over the life of the Note ("Amortizing Notes"). Interest on each Amortizing Note will be computed as specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to an Amortizing Note will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each Amortizing Note will be attached to such Note and to the applicable Prospectus Supplement and will be available, upon request, to subsequent Holders.

RESET NOTES

    The Prospectus Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note (in each case, a "Reset Note"), and, if so,
(i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Interest Reset Date") and (ii) the formula, if any, for such resetting.

    The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date for such Note. If the Company so notifies the Trustee of such exercise, the Trustee will send not later than 40 calendar days prior to such Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption of such Note during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

    Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Interest Reset Date to a higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, whether or not tendered for repayment as provided in the next paragraph.

    If the Company elects prior to an Optional Interest Reset Date to reset the interest rate or the Spread and/or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note, in whole but not in part, by the Company on such Optional Interest Reset Date at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such Optional Interest Reset Date. In order for a Note to be so repaid on an Optional Interest Reset Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. A Holder who has tendered a Note for repayment following receipt of a Reset Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

EXTENSION OF MATURITY

    The Prospectus Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified in such Prospectus Supplement.

    The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of such Note (including, if such Stated Maturity has previously been extended, the Stated Maturity as previously extended) in effect prior to the exercise of such option (the "Pre-Exercise Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send not later than 40 calendar days prior to the Pre-Exercise Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Note a notice (the "Extension Notice") relating to such Extension Period, indicating (i) that the Company has elected to extend the Stated Maturity of such

Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to such Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption of such Note during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the sending by the Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note will be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, such Note will have the same terms as prior to the sending of such Extension Notice.

    Notwithstanding the foregoing, not later than 20 calendar days prior to the Pre-Exercise Stated Maturity Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Note. Such notice will be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

    If the Company extends the Stated Maturity of a Note (including, if such Stated Maturity has previously been extended, the Stated Maturity as previously extended), the Holder of such Note will have the option to elect repayment of such Note, in whole but not in part, by the Company on the Pre-Exercise Stated Maturity Date (including the last day of the then current Extension Period) at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such date. In order for a Note to be so repaid on the Original Stated Maturity Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered a Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date.

RENEWABLE NOTES

    The applicable Prospectus Supplement will indicate whether a Note (other than an Amortizing Note) will mature at its Pre-Exercise Stated Maturity Date unless the term of all or any portion of any such Note is renewed by the Holder in accordance with the procedures described in such Prospectus Supplement.

COMBINATION OF PROVISIONS

    If so specified in the applicable Prospectus Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Reset Notes," "Extension of Maturity" and "Renewable Notes."

REDEMPTION AND REPAYMENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity thereof only if an Initial Redemption Date is specified in the applicable Prospectus Supplement ("Initial Redemption Date"). If so specified, the Notes will be subject to redemption at the option of the Company on the date or dates and at the prices specified in such Prospectus Supplement. The selection of Notes or portions thereof to be redeemed prior to their Stated Maturity shall be in the sole discretion of the Company. Each Note which by its terms is redeemable prior to its Stated Maturity may be redeemed by the Company in whole or in part without also redeeming any other Note which is redeemable prior to its Stated Maturity. The Company may exercise any such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 calendar days prior to the date of redemption in accordance with the provisions of the Indenture. In the event of redemption of a Note in part only, such Note will be canceled and a new Note or Notes representing the unredeemed portion thereof will be issued in the name of the Holder thereof. (Section 3.02)

    Unless otherwise specified in the applicable Prospectus Supplement, a Note will not be repayable prior to Stated Maturity at the option of the Holder. If so specified, a Note will be repayable at the option of the Holder, in whole or in part, on a date or dates prior to Stated Maturity and at a price or prices specified in the applicable Prospectus Supplement, plus accrued and unpaid interest to but excluding the date of repayment.

    In order for a Note that is repayable at the option of the Holder to be repaid prior to Stated Maturity, the Trustee must receive at least 30 but not more than 45 calendar days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" set forth in the Note duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter and such Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder of a Note will be irrevocable, except that a Holder who has tendered a Note for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment such Note will be canceled and a new Note or Notes for the remaining principal amount thereof will be issued in the name of the Holder thereof.

    While any Book-Entry Note is represented by one or more global Notes (each, a "Global Note") held by or on behalf of the Depositary, and registered in the name of the Depositary or its nominee, any such option for repayment may be exercised by the applicable Participant (as defined below under "Book-Entry System") that has an account with the Depositary, on behalf of a Beneficial Owner of the Global Note or Notes representing such Book-Entry Notes, by delivering a written notice substantially similar to the above-mentioned form duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to the date of repayment. Notices of election from Participants on behalf of Beneficial Owners of the Global Note or Notes representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the

Beneficial Owner of the Global Note or Notes representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners of the Global Note or Notes representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signatures guaranteed) and will be irrevocable. In addition, Beneficial Owners of the Global Note or Notes representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable Participant to transfer such Beneficial Owner's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry System." (Section 3.04)

    If applicable, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with any such repayment.

REPURCHASE

    The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

OTHER PROVISIONS

    Any provisions with respect to the determination of an Interest Rate Basis, the specifications of an Interest Rate Basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified on the face of such Note, or in an annex relating thereto if so specified on the face thereof, and/or in the applicable Prospectus Supplement.

BOOK-ENTRY SYSTEM

    DTC will act as securities depositary for the Book-Entry Notes. The Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Global Note will be issued for each issue of the Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds the maximum principal amount (if any) permitted by DTC, one Global Note will be issued with respect to such maximum principal amount and an additional Global Note will be issued with respect to any remaining principal amount of such issue.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Book-Entry Notes under DTC's system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of such transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into such transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Notes, except in the event that use of the book-entry system for one or more Book-Entry Notes is discontinued.

    To facilitate subsequent transfers, all Global Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices for Book-Entry Notes shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote with respect to Book-Entry Notes. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the issuer as soon as possible after the Record Date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the Record Date (identified in a listing attached to the Omnibus Proxy).

    Principal and interest payments on the Book-Entry Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants and not of DTC, the paying agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the paying agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    A Beneficial Owner must give notice to elect to have its Book-Entry Notes purchased or tendered, through its Participant, to the paying agent, and must effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Notes, on DTC's records, to the paying agent. The requirement for physical delivery of Book-Entry Notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Notes are transferred by Direct Participants on DTC's records.

    If DTC is at any time unwilling or unable to continue as depositary or if DTC ceases to be a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days, or if any Notes are represented by a Global Note at a time when an Event of Default with respect to the Notes shall have occurred and be continuing, the Company will issue individual Certificated Notes in exchange for Book-Entry Notes represented by Global Notes. In addition, the Company may at any time, and in its sole discretion, determine that one or more Book-Entry Notes will no longer be represented by one or more Global Notes and, in such event, will issue individual Certificated Notes in exchange for Book-Entry Notes represented by such Global Notes.

    The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Notes depositary). In that event, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Notes held by DTC.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof. So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as provided above, owners of beneficial interests in a Global Note will not be entitled to have the Note represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such Note in certificated form and will not be considered the owners or Holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Note.

    None of the Company, the Agent, the Trustee, any paying agent or the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.12)

EXCHANGE, REGISTRATION AND TRANSFER

    Notes will be exchangeable for registered Notes of like aggregate principal amount and of like Stated Maturity (as defined below under "Certain Definitions") and with like terms and conditions. Upon surrender for registration of transfer of any Note at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new registered Notes of the like aggregate principal amount of such denominations as are authorized for Notes of a like Stated Maturity and with like terms and conditions. No service charge will be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

    The Company shall not be required (i) to register, transfer or exchange Notes during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Notes of a like Stated Maturity and with like terms and conditions selected for redemption and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (Section 3.05)

EVENTS OF DEFAULT

    Under the Indenture, "Event of Default" with respect to any Note means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; (2) default in the payment of the principal of (and premium, if any, on) any Note at its Maturity;

(3) default in the performance or breach of any covenant or warranty in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default or breach and requiring it to be remedied; (4) default (i) in the payment of any principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company (other than Notes), aggregating more than $10,000,000 in principal amount, when due after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any Subsidiary of the Company (other than Notes) in excess of $10,000,000 principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default or defaults; (5) the entry against the Company or any Subsidiary of the Company of one or more judgments, decrees or orders by a court from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10,000,000, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution; (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company; or (7) any other Event of Default with respect to the subject Note described in the applicable Prospectus Supplement. (Section 8.01)

    The Indenture requires the Company to file with the Trustee, annually, an officer's certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 6.04) The Indenture provides that the Trustee may withhold notice to the Holders of Notes of any default (except payment defaults on any Note) if it determines that the withholding of such notice is in the interest of the Holders of such Notes. (Section 8.12)

    If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, then in every case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount (or, if any Notes are Original Issue Discount Notes, the Amortized Face Amount) of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or Amortized Face Amount) shall become immediately due and payable. Upon payment of such amount in United States dollars, all obligations of the Company in respect of the payment of principal of the Notes shall terminate (except as otherwise provided in the Indenture or the Prospectus Supplement). (Section 8.02)

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default with respect to the Notes shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 9.03). The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or exercising any trust or power conferred on the Trustee with respect to the Notes, unless the Trustee determines that the proceeding or action so directed may not lawfully be taken, would involve the Trustee in personal liability or would be unduly prejudicial to other Holders of Notes. (Section 8.11)

    At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum in United States dollars sufficient to pay (A) all overdue installments of interest on all Notes, (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes; (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Note at the rate borne by such Note, and (D) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (2) all Events of Default with respect to the Notes, other than the nonpayment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission and waiver will affect any subsequent default or impair any right consequent thereon. (Section 8.02)

MERGER OR CONSOLIDATION

    The Indenture provides that the Company may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, (1) unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any State or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed; (2) unless immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not otherwise be permitted by the Indenture without making effective provision whereby the Notes then outstanding and any other indebtedness of the Company then entitled thereto will be equally and ratably secured with any and all indebtedness and obligations secured thereby, the Company or such successor corporation or Person, as the case may be, will take such steps as will be necessary effectively to secure all Notes equally and ratably with (or prior to) all indebtedness secured thereby; and (4) unless the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 12.01)

MODIFICATION OR WAIVER

    Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into a supplemental indenture for any of the following purposes: (1) to make such provision in regard to matters or questions arising under the Indenture as may be necessary or desirable and not inconsistent with the Indenture or for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision; PROVIDED that such provisions may not adversely affect the interests of Holders of outstanding Notes created prior to the execution of such supplemental indenture in any material respect; (2) to change or eliminate any of the provisions of this Indenture; PROVIDED that any such change or elimination shall become effective only when there is no outstanding Note created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; (3) to secure the Notes; (4) to establish the form of Notes as permitted by the Indenture or to establish or reflect any terms of any Note determined in accordance with the Indenture;

(5) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; (6) to grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority; (7) to permit the Trustee to comply with any duties imposed upon it by law; (8) to specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, any Authenticating Agent and any paying agent;
(9) to add to the covenants of the Company for the benefit of the Holders of all or any Notes (and if such covenants are to be for the benefit of less than all Notes, stating that such covenants are expressly being included solely for the benefit of such Notes), or to surrender a right or power conferred on the Company in the Indenture; and (10) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all Notes, stating that such Events of Default are expressly being included for the benefit of such Notes). (Section 13.01)

    With the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding that would be affected by the particular supplemental indenture, the Company and the Trustee, may at any time and from time to time, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Notes; PROVIDED, HOWEVER, that no such supplemental indenture may (i) change the Stated Maturity of any Note; or reduce the rate of interest on any Note; or change the method of calculating interest, or any term used in the calculation of interest or the period for which interest is payable, on any Floating Rate Note; or reduce the principal amount of any Note or any premium thereon, or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof, or adversely affect the right of repayment or renewal, if any, at the option of the Holder; or change the currency of payment of any Note; or change the date on which any Note may be redeemed; or adversely affect the rights of any Holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any Note; in each case without the consent of the Holder of each Note then outstanding that would be affected thereby, including Notes for which an offer to purchase has been accepted by the Company, or (ii) reduce the aforesaid percentage of the principal amount of Notes, the Holders of which are required to consent to any such supplemental indenture, or the percentage in principal amount of the Notes then outstanding, the consent of the Holders of which is required for any waiver of certain past defaults or Events of Default under the Indenture or the consequences thereof, in each case without the consent of the Holders of all of the Notes then outstanding. (Section 13.02)

    Prior to any declaration accelerating the Maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture and its consequences, except a default (1) in the payment of the principal of or any premium or interest on any Note, or (2) in respect of a covenant or provision hereof which pursuant to the second paragraph under "Modification or Waiver" cannot be modified or amended without the consent of the Holder of each Note then outstanding that would be affected thereby. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the Indenture and the Notes, but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 8.11)

    The Company may omit in any particular instance to comply with the covenants in the Indenture described above under "Restrictions on Secured Debt" (and if so specified in the applicable Prospectus Supplement, any covenant not set forth in the Indenture but specified in such Prospectus Supplement to be applicable to any Note, except as otherwise provided in such Prospectus Supplement), if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Notes then outstanding either waive such compliance in such instance or generally waive compliance with such covenants, but no such waiver may extend to or affect any covenant except to the extent expressly so waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant will remain in full force and effect. (Section 6.07)

DISCHARGE OF INDENTURE

    The Indenture may be discharged, subject to certain terms and conditions, when (1) either (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee, and the Company, in the case of (i), (ii) or (iii) of this subclause (B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in United States dollars, U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of United States dollars, or a combination of United States dollars and U.S. Government Obligations, sufficient to pay and discharge the entire indebtedness on such Notes for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; PROVIDED, HOWEVER, in the event a petition for relief under any applicable federal or state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under the Indenture with respect to such Notes will not be deemed terminated or discharged; (2) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided for relating to the satisfaction and discharge of the Indenture with respect to the Notes have been complied with; and (4) the Company has delivered to the Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge. (Section 5.01)

PAYMENT AND PAYING AGENTS

    So long as any of the Notes remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be presented for registration of transfer and for exchange as in the Indenture provided, and where, at any time when the Company is obligated to make a payment upon Notes (other than a payment which it is permitted to make by check), the Notes may be presented for payment, and will maintain at any such office or agency and at its principal office an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served; PROVIDED that the Company may maintain at its principal executive offices, one or more other offices or agencies for any or all of the foregoing purposes. The Company has appointed the Trustee as agent of the Company for the foregoing purposes. (Section 6.02)

REGARDING THE TRUSTEE

    The Trustee is one of a number of banks with which the Company maintains ordinary banking relationships and from which the Company has obtained credit facilities and lines of credit.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain defined terms as used in the Indenture. Reference is made to Article One of the Indenture for the full definition of all such terms.

    "Common Shareholders' Equity," at any time, means the total common shareholders' equity of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recently completed fiscal quarter of the Company for which financial information is then available.

    "Holder" means the person in whose name a Registered Note is registered in the Note register.

    "Indebtedness" means with respect to any person (i) any liability of such person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles; (ii) any liability of others described in the preceding clause (i) that such person has guaranteed, that is recourse to such person or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

    "Maturity" when used with respect to any Note means the date on which the principal of the Note or an installment of principal becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise.

    "Outstanding" when used with respect to Notes, means, as of the date of determination, all the Notes theretofore authenticated and delivered under the Indenture, except as provided in such Indenture.

    "Principal Facility" means the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary (which may include a network of electric or gas distribution facilities or a network of electric or gas transmission facilities), except any facility that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

    "Regulated Subsidiary" means any Subsidiary which owns or operates facilities used for the transmission or distribution of electric energy and is subject to the jurisdiction of any governmental authority of the United States or any state or political subdivision thereof, as to any of its: rates; services; accounts; issuances of securities; affiliate transactions; or construction, acquisition or sale of any such facilities, except that any "exempt wholesale generator", "qualifying facility", "foreign utility company", and "power marketer", each as defined in the Indenture, shall not be a Regulated Subsidiary.

    "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries.

    "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

    "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company, or by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes the principal United States federal income tax consequences of the purchase, ownership and disposition of Notes to beneficial owners ("holders") of Notes purchasing Notes at their original issuance. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations (including Treasury Regulations which set forth rules applicable to debt instruments issued with "original issue discount", the "OID Regulations"), changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Any such change may apply retroactively.

    This summary discusses only the principal United States federal income tax consequences to those holders holding Notes as capital assets within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules (including pension plans and other tax-exempt investors, banks, thrifts, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities or currencies and persons so treated for federal income tax purposes, persons whose functional currency (as defined in Section 985 of the Code) is other than the United States dollar, and persons who hold Notes as part of a straddle, hedging or conversion transaction). This summary also assumes that a taxpayer obtains any necessary consent of the Internal Revenue Service ("IRS") before changing a method of accounting.

    Persons considering the purchase of Notes should consult their tax advisors with regard to the application of United States federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction.

    As used herein, the term "United States Holder" means a beneficial owner of a Note who or which is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) generally, an estate or trust described in Section 7701(a)(30) of the Code. The term also includes certain holders who are former citizens or long-term residents of the United States whose income and gain from the Notes will be subject to United States taxation.

TAXATION OF INTEREST

    The taxation of interest on a Note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a United States Holder's income as ordinary interest income when actually or constructively received, if such Holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such Holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder's income under the rules described below under "Original Issue Discount," regardless of such Holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity date of one year or less from its issue date (a "Short-Term Note") is included in a United States Holder's income under the rules described below under "Short-Term Notes."

FIXED RATE NOTES

    Interest on a Fixed Rate Note will constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually at a single fixed rate.

FLOATING RATE NOTES

    Interest on a Floating Rate Note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually will constitute "qualified stated interest" if the Note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the Note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest". See "Original Issue Discount--FLOATING RATE NOTES THAT ARE VRDIS," below.

DEFINITION OF VARIABLE RATE DEBT INSTRUMENT (VRDI), QUALIFIED FLOATING RATE AND
  OBJECTIVE RATE

    A Note is a VRDI if all of the four following conditions are met. First, the "issue price" of the Note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of
(i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

    Second, the Note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

    Third, the Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

    Fourth, the Note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

    Subject to certain exceptions, a variable rate of interest on a Note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in United States dollars. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (I.E., a Spread Multiplier) that is greater than 0.65, but not more than 1.35 or (ii) the product described in clause (i) plus or minus a fixed rate (I.E., a Spread). If the variable rate equals the product of an otherwise qualified floating rate and a single Spread Multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (I.E., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the Note).

    Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the control of the Company (or a related party) nor unique to the circumstances of the Company (or a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). Notwithstanding the first sentence of this paragraph, a rate on a Note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

    If interest on a Note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

ORIGINAL ISSUE DISCOUNT

    Original issue discount ("OID") with respect to a Note is the excess, if any, of the Note's "stated redemption price at maturity" over the Note's "issue price." A Note's "stated redemption price at maturity" is the sum of all payments provided by the Note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a Note is the first price at which a substantial amount of the Notes in the issuance that includes such Note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

    As described more fully below, United States Holders of Notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the timing of receipt of the related cash payments. A United States Holder's tax basis in a Note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

    The amount of OID with respect to a Note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a Note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the Note). If the amount of OID with respect to a Note is less than that amount, the de minimis OID that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of de minimis OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the Note.

FIXED RATE NOTES

    In the case of OID with respect to a Fixed Rate Note, the amount of OID includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Note. The yield to maturity is constant over the term of the Note and, when expressed as a percentage, must be calculated to at least two decimal places.

    Second, the term of the Note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

    Third, the total amount of OID on the Note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the Note at the beginning of the accrual period and the yield to maturity of the Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Note, the amount of OID previously includible in the gross income of any holder is determined without regard to "premium," and "acquisition premium." as those terms are defined below under "Premium and Acquisition Premium."

    Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

    A United States Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such Holder held Notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

FLOATING RATE NOTES THAT ARE VRDIS

    The taxation of OID (including interest that does not constitute qualified stated interest) on a Floating Rate Note will depend on whether the Note is a "VRDI," as that term is defined above under "Taxation of Interest--DEFINITION OF VARIABLE RATE DEBT INSTRUMENT (VRDI), QUALIFIED FLOATING RATE AND OBJECTIVE RATE."

    In the case of a VRDI that provides for qualified stated interest (as described above under "Taxation of Interest--Floating Rate Notes"), the amount of qualified stated interest and the amount of OID, if any, includible in income during a taxable year are determined under the rules applicable to Fixed Rate Notes (described above) by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the Note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

    If a Note that is a VRDI does not provide for qualified stated interest as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

    First, in the case of a Note that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a single fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the Note, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified Note.

    Second, determine the fixed rate substitute for each variable rate provided by the Note. The fixed rate substitute for each qualified floating rate provided by the Note is the value of that qualified floating rate on the issue date. If the Note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day Commercial Paper Rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day Commercial Paper Rate and quarterly LIBOR, or the 30-day Commercial Paper Rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the Note.

    Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the Note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the Note.

    Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for Fixed Rate Notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount--FIXED RATE NOTES," above.

    Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

FLOATING RATE NOTES THAT ARE NOT VRDIS

    The tax treatment of Floating Rate Notes that are not VRDIs ("Contingent Notes") is as follows. First, the Company is required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which the Company would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but not less than the applicable federal rate (the "AFR"), announced monthly by the IRS, based on the overall maturity of the Contingent Note. In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.

    Second, solely for tax purposes, the Company constructs a projected schedule of payments determined under the OID Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the OID Regulations.

    Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the OID Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

    Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the OID Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

    The Company is required to provide each holder of a Contingent Note with the Schedule described above. If the Company does not create a Schedule or the
Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the IRS, the United States Holder must make such disclosure on a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired, in which case the market discount will be considered to be zero.

    Prospective holders of Contingent Notes should carefully examine the applicable Pricing Supplement and should consult their tax advisors regarding the federal income tax consequences of the ownership and disposition of such Notes. See also the discussion regarding Contingent Notes under "Sale, Exchange or Retirement of the Notes" below.

OTHER RULES

    Certain Notes having OID may be redeemed prior to maturity or may be repayable at the option of the holder. Such Notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such Notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased Note.

    The Treasury Regulations relating to the tax treatment of OID contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of Note is issued in connection with the same transaction or related transactions, such Notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable Prospectus Supplement, the Company does not expect to treat different types of Notes as being subject to the aggregation rules for purposes of computing OID.

MARKET DISCOUNT

    If a United States Holder acquires a Note having a maturity date of more than one year from the date of its issuance and has a tax basis in the Note that is, in the case of a Note that does not have OID, less than its stated redemption price at maturity, or, in the case of a Note that has OID, less than its adjusted issue price (as defined above under "Original Issue Discount--Fixed Rate Notes"), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

    Under the market discount rules of the Code, a United States Holder is required to treat any principal payment (or, in the case of a Note that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income under the election described in the following paragraph. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such Note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the United States Holder as if such Holder had sold the Note at its then fair market value.

    With respect to Notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A United States Holder's tax basis in a Note will be increased by the amount of market discount included in such Holder's income under such an election.

    In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a Note-by-Note basis and is irrevocable.

    The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such Notes.

PREMIUM AND ACQUISITION PREMIUM

    If a United States Holder purchases a Note for an amount in excess of the sum of all amounts payable on the Note after the date of acquisition (other than payments of qualified stated interest), such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any OID in income. Generally, a United States Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (SEE "--Original Issue Discount Notes"), over the remaining term of the Note (where such Note is not redeemable prior to its maturity date). In the case of Notes that may be redeemed prior to maturity, the premium is calculated assuming that the Company or the United States Holder will exercise or not exercise its redemption rights in a manner that maximizes the United States Holder's yield. A United States Holder who elects to amortize bond premium must reduce such Holder's tax basis in the Note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such Holder and may be revoked only with the consent of the IRS.

    If a United States Holder purchases a Note issued with OID at an "acquisition premium," the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A Note is purchased at an acquisition premium if its adjusted tax basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest and (b) greater than the Note's "adjusted issue price" (as described above under "Original Issue Discount--FIXED RATE NOTES").

    If a Note is purchased at an acquisition premium, the United States Holder reduces the amount of OID otherwise includible in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted tax basis of the Note immediately after its acquisition by the purchaser over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

    As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

    The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such Notes.

SHORT-TERM NOTES

    In the case of a Short-Term Note, no interest is treated as qualified stated interest, and therefore all interest is included in OID. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

    Any other United States Holder of a Short-Term Note is not required to accrue OID for federal income tax purposes (unless it elects to do so) with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder's tax basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A United States Holder's tax basis in a Short-Term Note is increased by the amount included in such Holder's income on such a Note.

ELECTION TO TREAT ALL INTEREST AS OID

    United States Holders may elect to include in gross income all interest that accrues on a Note, including any stated interest, acquisition discount, OID, market discount, DE MINIMIS OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a Note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a Note with market discount will result in a deemed election to accrue market discount in income currently for such Note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS. A United States Holder's tax basis in a Note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES

    If so specified in an applicable Prospectus Supplement relating to a Note, the Company or a holder may have the option to extend the maturity of a Note (an "Extendible Note") or to renew such Note. See "Description of Notes--Extension of Maturity" and "Description of Notes--Renewable Notes." In addition, the Company may have the option to reset the interest rate, the Spread or the Spread Multiplier with respect to a Note. See "Description of Notes--Reset Notes." The treatment of a United States Holder of Notes to which such options apply will depend, in part, on the terms established for such Notes by the Company pursuant to the exercise of such option by the Company or a holder. Upon the exercise of any such option, the United States Holder of such Notes may be treated for federal income tax purposes as having exchanged such Notes (the "Old Notes") for new Notes with revised terms (the "New Notes"). If such holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

    Regulations under Section 1001 of the Code (the "Section 1001 Regulations") generally provide that the exercise of an option provided to an issuer or a holder to change a term of a debt instrument (such as the maturity or the interest rate) in a manner such as that contemplated for Extendible Notes, Renewable

Notes and Reset Notes will create a deemed exchange of Old Notes for New Notes if such exercise modifies such terms to a degree that is "economically significant." With respect to certain types of debt instruments, under the
Section 1001 Regulations a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange under the Section 1001 Regulations (whether or not the annual yield is altered) if there is a "material deferral" of scheduled payments. In this connection, the Section 1001 Regulations generally provide that a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument will not be considered to be a material deferral.

    If the exercise of the option by the Company or a holder is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder will recognize gain or loss generally equal to the difference between the issue price of the New Notes and such Holder's tax basis in the Old Notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States Holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether such legislation will be enacted in the future, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment.

    The presence of such options may also affect the calculation of interest income and OID, among other things. For purposes of determining the yield and maturity of a Note, if the Company has an unconditional option or combination of options to require payments to be made on the Note under an alternative payment schedule or schedules (e.g., an option to extend or an option to call the Note at a fixed premium), it will be deemed to exercise or not exercise the option or combination of options in a manner that minimizes the yield on the Note. Conversely, a holder having such option or a combination of such options will be deemed to exercise or not exercise such option or combination of options in a manner that maximizes the yield on such Note. If both the Company and the holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of such option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of OID, the yield and maturity of the Note are redetermined by treating the Note as having been retired and then reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. Depending on the terms of the options described above, the presence of such options may instead cause the Notes to be taxable as Contingent Notes under the OID Regulations. See "Original Issue Discount--FLOATING RATE NOTES THAT ARE NOT VRDIS."

    THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF SUCH NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF SUCH NOTES AND, ACCORDINGLY, PERSONS CONSIDERING THE PURCHASE OF SUCH NOTES ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SUCH NOTES.

INTEGRATION OF NOTES WITH OTHER FINANCIAL INSTRUMENTS

    Any United States Holder of Notes that also acquires or has acquired any financial instrument which, in combination with such Notes, would permit the calculation of a single yield to maturity or could generally constitute a VRDI of an equivalent term, may in certain circumstances treat such Notes and such financial instrument as an integrated debt instrument for purposes of the Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining OID, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the OID Regulations, the IRS may require in certain circumstances that a United States Holder who owns Notes integrate such Notes with a financial instrument held or acquired by such Holder or a related party. United States Holders should consult their tax advisors as to such possible integration.

SALE, EXCHANGE, REDEMPTION OR RETIREMENT OF NOTES

    A United States Holder generally will recognize gain or loss upon the sale, exchange, redemption or retirement of a Note equal to the difference between the amount realized upon such sale, exchange, redemption or retirement and the United States Holder's adjusted tax basis in the Note. Such adjusted basis in the Note generally will equal the cost of the Note, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the Note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest, taxable as ordinary income. Generally, any gain or loss will be capital gain or loss if the Note was held as a capital asset, except as provided under "Market Discount" and "Short-Term Notes". The maximum tax rate for non-corporate taxpayers on adjusted net capital gain is 20%. Adjusted net capital gain is generally the excess of net long-term capital gain (the net gain on capital assets held for more than 12 months) over net short-term capital loss (the net loss on capital assets held for 12 months or less). Net short-term capital gain (net gain on assets held for 12 months or less) is subject to tax at the same rates as ordinary income. Capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. Capital gains are subject to tax at the same rates as ordinary income for corporate taxpayers. Capital losses of corporate taxpayers are deductible only against capital gains.

    The sale, exchange, redemption or retirement of a Contingent Note may be subject to special rules different than those described in the preceding paragraph and under which, except in certain circumstances, gain or loss on the sale, exchange or retirement will be ordinary income or loss. United States Holders of Contingent Notes should consult their tax advisors regarding the application of these rules to their particular situations.

NON-UNITED STATES HOLDERS

    Under current United States federal income tax law, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including OID) with respect to a Note by the Company or by any paying agent to any beneficial owner of a Note that is not a United States Holder (hereinafter, a Non-United States Holder) will not be subject to the withholding of United States federal income tax, provided, in the case of interest (including OID), that (i) such Holder does not actually or constructively (under the applicable attribution rules of the Code) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the beneficial owner of the Note certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including OID) made to the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

    On October 14, 1997, the IRS published in the Federal Register final regulations (the "1997 Final Regulations") which affect the United States taxation of Non-United States Holders. The 1997 Final Regulations are currently expected to become effective for payments after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules (see below). The discussion under this heading and under "Backup Withholding and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 Final Regulations, and prospective purchasers of the Notes are urged to consult their tax advisors concerning the tax consequences of their acquiring, holding and disposing of the Notes in light of the 1997 Final Regulations.

    The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. "Qualified intermediaries" include: (i) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization) or
(ii) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised IRS Form W-8 (see below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

    For purposes of the certification requirements, the 1997 Final Regulations generally treat, as the beneficial owners of payments on a Note, those persons that, under general United States federal income tax principles, are the actual taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States federal income tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for holders not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224, discussed below) with a single, revised IRS Form W-8 (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 Final Regulations, this Form W-8 will remain valid until the last day of the third calendar year following the year in which the certificate is signed.

    The 1997 Final Regulations provide transition rules concerning existing certificates, such as IRS Form W-8 and IRS Form 4224. Valid withholding certificates that are held on December 31, 1998 will generally remain valid until the earlier of December 31, 1999 or the date of expiration of the certificate under the law in effect prior to January 1, 1999. Further, certificates dated prior to January 1, 1998 will generally remain valid until the end of 1998, irrespective of the date that their validity expires during 1998. The IRS has announced that the 1997 Final Regulations will be amended to provide that valid withholding certificates that are held on December 31, 1999, will generally remain valid until the earlier of December 31, 2000, or the expiration of the certificate under the law in effect prior to January 1, 2000.

    Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable income tax treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations.

    If a Non-United States Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest (including OID) in the same manner as if it were a United States Holder. In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to various adjustments. For this purpose, interest (including OID) and gain (see below) on a Note will be included in the earnings and profits of such Holder if such interest (including OID) is effectively connected with the conduct by such Holder of a trade or business in the United States.

    Generally, any gain or income (other than that attributable to accrued interest or OID) realized upon the sale, exchange, redemption, retirement or other disposition of a Note will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for periods aggregating 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States and certain other requirements are met or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

    Under the 1997 Final Regulations, withholding of United States federal income tax with respect to accrued OID may apply to payments on a taxable sale or other disposition of a Note by a Non-United States Holder who does not provide appropriate certification to the withholding agent with respect to such transaction.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Under current United States federal income tax law, information reporting requirements apply to interest (including OID) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate United States Holders with respect to Notes. In addition, a 31% backup withholding tax will apply if (i) the non-corporate United States Holder fails to furnish such holder's Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) the non-corporate United States Holder furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) the payor is notified by the IRS that the non-corporate United States Holder has failed properly to report payments of interest and dividends or (iv) in certain circumstances, the non-corporate United States Holder fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts, provided that they establish entitlement to an exemption.

    In the case of a Non-United States Holder, under current Treasury Regulations, backup withholding and information reporting will not apply to payments of principal, premium and interest (including OID) made by the Company or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption.

    Under current Treasury Regulations, (i) principal or interest payments (including OID) on a Note collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note and (ii) payments on the sale, exchange, redemption, retirement or other disposition of a Note to or through a foreign office of a broker are generally not subject to backup withholding or information reporting. However, if such custodian, nominee, agent or broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such custodian, nominee, agent or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments unless such custodian, nominee, agent or broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

    In general, the 1997 Final Regulations do not significantly alter the substantive backup withholding and information reporting requirements described above. As under current law, backup withholding and information reporting will not apply to payments to a Non-United States Holder of principal, premium and interest (including OID) on a Note if such Non-United States Holder provides the required certification to establish an exemption from the withholding of United States federal income tax or otherwise establishes an exemption. Similarly, unless the payor has actual knowledge that the payee is a United States Holder, backup withholding will not apply to (i) payments of interest (including OID, if any) made outside the United States to certain offshore accounts and (ii) payments on the sale, exchange, redemption, retirement or other disposition of a Note effected outside the United States. However, information reporting (but not backup withholding) will apply to (i) payments of interest made by a payor outside the United States and (ii) payments on the sale, exchange, redemption, retirement or other disposition of a Note effected outside the United States if payment is made by a broker that is, for United States federal income tax purposes, (a) a United States person, (b) a controlled foreign corporation, (c) a United States branch of a foreign bank or foreign insurance company, (d) a foreign partnership controlled by United States persons or engaged in a United States trade or business or (e) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, unless such payor or broker has in its records documentary evidence that the beneficial owner is not a United States Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

    Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax, provided that the required information is furnished to the IRS.

    Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

                              PLAN OF DISTRIBUTION

    The Company may sell the Notes in and/or outside the United States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Notes being offered (the "Offered Notes") will set forth the terms of the offering of the Offered Notes, including the name or names of any underwriters or agents, the purchase price of the Offered Notes and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Notes, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Notes will be subject to conditions precedent and the underwriters will be obligated to purchase all of the Offered Notes if any are purchased.

    If dealers are utilized in the sale of Offered Notes in respect of which this Prospectus is delivered, and if so specified in the applicable Prospectus Supplement, the Company will sell such Offered Notes to the dealers as principals. The dealers may then resell such Offered Notes to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable Prospectus Supplement.

    The Notes may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Notes in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

    Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

    Legal matters with respect to the Notes will be passed upon for the Company by Stafford, Rosenbaum, Rieser & Hansen, Madison, Wisconsin, and by Sidley & Austin, Chicago, Illinois, and for any underwriters, dealers, purchasers or agents by Jones, Day, Reavis & Pogue, Chicago, Illinois. The Company is advised that as of July 21, 1998, an attorney at the firm of Stafford, Rosenbaum, Rieser & Hansen, who has participated in the preparation of this Prospectus and the Registration Statement, and who will participate in the rendition of the firm's opinions with respect to the Notes and Bonds, owned beneficially 6,525 shares of the Company's common stock.

                                    EXPERTS

    The consolidated financial statements and financial statement schedules of the Company and its subsidiaries included (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, and are so incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing matters.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PRICING SUPPLEMENT OR PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITERS OR AGENTS. THIS PROSPECTUS OR ANY ACCOMPANYING PRICING SUPPLEMENT OR PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR ANY ACCOMPANYING PRICING SUPPLEMENT OR PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PRICING SUPPLEMENT OR PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MADISON GAS AND ELECTRIC COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus
  Available Information........................           2
  Incorporation of Certain Documents by
    Reference..................................           2
  The Company..................................           3
  Use of Proceeds..............................           3
  Ratios of Earnings to Fixed Charges..........           3
  Description of Notes.........................           4
  United States Federal Income Tax
    Consequences...............................          23
  Plan of Distribution.........................          34
  Legal Matters................................          34
  Experts......................................          34

                                MADISON GAS AND
                                ELECTRIC COMPANY

                               MEDIUM-TERM NOTES
                           DUE FROM NINE MONTHS TO 30
                            YEARS FROM DATE OF ISSUE

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 22, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                        MADISON GAS AND ELECTRIC COMPANY
                              INVESTORS PLUS PLAN
                           COMMON STOCK $1 PAR VALUE
                               ------------------

    Madison Gas and Electric Company (the "Company") hereby offers participation in its Investors Plus Plan (the "Plan") which amends and restates in its entirety the Madison Gas and Electric Company Automatic Dividend Reinvestment and Stock Purchase Plan. The Plan is designed to provide investors with a convenient way to purchase shares of the Company's Common Stock, $1 par value ("Common Stock"), and to reinvest all or a portion of the cash dividends paid in Common Stock. Prospectus Supplements to this Prospectus will set forth the number of shares of Common Stock being offered hereunder from time to time. The aggregate price paid for shares of Common Stock offered under this Prospectus and the initial public offering price of Medium-Term Notes and shares of Common Stock offered by separate prospectuses under the registration statement referred to below of which this Prospectus is a part, will not exceed $65,000,000.

Participants in the Plan may:

    - Make a direct Initial Investment in Common Stock with a cash payment of no less than $50 and no more than $25,000 per account.

    - Increase their investment in Common Stock by making Optional Cash Payments of no less than $25 per payment and no more than $25,000 for each calendar quarter per account.

    - Reinvest all or a portion of cash dividends paid on Common Stock registered in their names or on Common Stock credited to their Plan accounts in additional shares of Common Stock.

    - Receive cash dividends on any or all shares of Common Stock by check or electronic deposit to a designated account.

    - Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan account.

    - Sell Common Stock credited to their Plan account through the Plan.

    - Deposit certificates representing shares of Common Stock into the Plan for safekeeping.

    Shares acquired under the Plan will be either shares purchased on the open market by an independent agent (the "Agent") selected by the Company, newly issued shares, or treasury shares. The purchase price of shares purchased on the open market will be the weighted average purchase price, including normal brokerage commissions, carried to four decimal places, of shares acquired on the open market by the Agent. The purchase price of newly issued shares or treasury shares will be the average of the quoted closing prices, carried to four decimal places, for the Common Stock as reported on the Nasdaq National Market for the period of five trading days ending on the Dividend Date or Investment Date (each as defined herein). The sale price to participants of shares sold through the Plan will be the market price, including normal brokerage commissions, carried to four decimal places, of shares purchased by the Agent. The Company will pay all costs of administration of the Plan, excluding normal brokerage commissions.

    The Common Stock is quoted on the Nasdaq National Market under the symbol "MDSN."

    Shares of Common Stock offered under the Plan are offered through a registered broker-dealer selected by the Company.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY SUCH STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby and certain other securities. This Prospectus does not contain all information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the shares of Common Stock offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission have been and will be filed electronically. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Annual Report of the Company on Form 10-K, as amended, for the year ended December 31, 1997 and the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1998 are incorporated by reference into this Prospectus. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus, in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated in this Prospectus by reference, other than certain exhibits to such documents. Such requests should be directed to Terry A. Hansen, Vice President-- Finance, Madison Gas and electric Company, Post Office Box 1231, Madison, Wisconsin 53701-1231 (Telephone: (608) 252-7923).

                                  THE COMPANY

    The Company, a Wisconsin corporation organized as such in 1896, is a public utility located in Madison, Wisconsin. It is engaged in generating and transmitting electric energy and distributing it to approximately 117,000 customers throughout 250 square miles in Dane County. The Company also distributes and transports natural gas to approximately 97,000 customers throughout 975 square miles in Dane, Columbia, Iowa, Juneau, Monroe and Vernon counties. The principal executive offices of the Company are located at 133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, and its telephone number is (608) 252-7000.

                            DESCRIPTION OF THE PLAN

PURPOSE

1.  What is the purpose of the Plan?

    The purpose of the Plan is to provide participants a simple and convenient method of purchasing shares of the Company's Common Stock with Initial Investments, dividends, and Optional Cash Payments. If such shares are purchased from the authorized but unissued shares of the Company or from the Company's treasury, the Company will receive additional funds which will be used for general corporate purposes.

ADVANTAGES AND DISADVANTAGES

2.  What are the advantages of the Plan?

    - Persons and entities not presently owning shares of Common Stock may become shareholders by making an initial direct investment of no less than $50 and no more than $25,000 per account ("Initial Investment") (see Question 15).

    - Additional investments in Common Stock ("Optional Cash Payment") may be made by participants for as little as $25 per payment, up to $25,000 per calendar quarter per account (see Question 15).

    - All or a portion of Common Stock dividends may be automatically reinvested in additional shares of Common Stock (see Question 9).

    - Full investment of funds is possible under the Plan because the Plan permits fractional shares to be credited to participants' accounts.

    - Company employees who participate in the Plan may arrange for Optional Cash Payments to be made through payroll deductions (see Question 15).

    - Shares purchased are credited to an account in the participant's name, and a statement is furnished following each transaction, thereby providing a simplified method of recordkeeping (see Questions 9 and 17).

    - Participants may deposit Common Stock certificates into their Plan accounts for safekeeping, whether or not the Common Stock represented by such certificates was purchased through the Plan. This convenience is provided at no cost to the participant and eliminates the possibility of loss, inadvertent destruction, or theft of certificates (see Question 23).

    - Participants may transfer shares held in their Plan account to another individual or entity at no cost. The normal transfer requirements will apply.

    - Participants may receive cash dividends on any or all shares of Common Stock by check or electronic deposit to a designated account (see Questions 9 and 20).

3.  What are the disadvantages of the Plan?

    - Participants have no control over the price at which shares are purchased or sold through the Plan or the timing of such purchases or sales. A participant bears the market risk associated with fluctuations in the price of the Common Stock pending the execution of a purchase or sale of shares for the participant's account (see Question 25).

    - No interest is paid on funds pending investment (see Question 14).

    - Requests for issuance of certificates or the sale of shares from a Plan account (withdrawals) may be delayed during the dividend processing period. Requests for other changes in Plan participation may also be delayed during this period (see Question 25).

COSTS

4.  Are there any expenses to participants under the Plan?

    When shares of Common Stock purchased under the Plan are newly issued or treasury shares, rather than shares purchased on the open market, there are no expenses to participants because shares are purchased from the Company and no brokerage commission is incurred. When shares of Common Stock are purchased on the open market under the Plan, the price per share paid by the participant includes normal brokerage commissions incurred to acquire the shares. Because purchases are consolidated, a participant's proportionate share of brokerage commissions resulting from open market purchases should be lower than the commissions for individual purchases. Shares sold through the Plan will incur normal brokerage commissions (see Question 25).

    The Company will pay all costs of administration of the Plan, excluding normal brokerage commissions incurred to purchase shares on the open market or to sell shares. Participants will receive advance notice if the Company determines not to pay all administrative costs.

ADMINISTRATION

5.  How will the Plan be administered?

    The Company administers the Plan, performing only clerical and ministerial functions such as keeping a continuing record of participants' accounts, advising them of purchases and other transactions, and performing other duties relating to the Plan. The Company believes that its serving as administrator rather than a registered broker-dealer or a federally insured banking institution poses no material risks to participants because of the administrative nature of the functions the Company will perform. In addition, Initial Investments and Optional Cash Investments will be transmitted promptly to a segregated escrow account at a bank (the "Escrow Account") or to the Agent and will not be subject to any liens or claims of any creditors of the Company. Purchases of Common Stock for the accounts of participants will be registered in the name of the Plan Nominee (a Bank) as custodian for participants in the Plan (the "Nominee").

PARTICIPATION

6.  Who is eligible to participate?

    Any interested person or entity making an Initial Investment of at least $50 and all registered shareholders are eligible to participate. Beneficial owners of Common Stock registered in others' names, such as brokers or bank trustees and nominees, who want to participate by reinvesting dividends paid on these shares may be required by their brokers or banks to withdraw their shares from the beneficial accounts and register the shares in their own names.

7.  How do eligible investors participate?

    After receiving a Prospectus, investors may join the Plan by signing an Enrollment Form and returning it to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231. Enrollment Forms may be obtained at any time by written request to the Company or by telephoning the Company at the appropriate toll-free number listed on page 15 of this Prospectus (see Question 9). Investors making first-time purchases of Common Stock must submit the Enrollment Form with the Initial Investment to purchase Common Stock or arrange for the Initial Investment to be made through a payroll deduction (see Questions 14 and 15). A person who is a current owner of Common Stock must sign an Enrollment Form exactly as such person's name appears on his or her Common Stock certificate. If the Common Stock is registered to more than one person, each person must sign the Enrollment Form. A person or persons who are making an Initial Investment must specify exactly how the shares to be purchased are to be registered and sign their names accordingly.

    Shareholders who are already enrolled in the Plan are eligible to participate in the new features of the Plan. Such shareholders should carefully review the participation options, particularly the "No Reinvestment" and "Partial Reinvestment" options. These options have been modified in the Plan (see Question 9). Unless such a shareholder submits a new Enrollment Form designating a different participation option, each shareholder's current participation in the Plan will remain unchanged.

8.  When may an eligible investor join the Plan?

    Eligible investors may join the Plan at any time. Participation for reinvestment of dividends will commence with the next Common Stock cash dividend date (the "Dividend Date," currently on or about March 15, June 15, September 15, and December 15) after the Company receives, at least 15 days prior to the Dividend Date, a properly completed Enrollment Form. If the Enrollment Form is not received in time, participation through reinvestment of dividends will be delayed until the following Dividend Date.

    Optional Cash Payments received by the Company prior to the close of business on the "Investment Date," defined as the 15th day of each month (or the next business day thereafter if the 15th day of the month is not a business day) and Initial Investments with a properly completed Enrollment Form received at least three business days prior to the Investment Date will be invested monthly on the Investment Date.

9.  What does an Enrollment Form authorize?

    An Enrollment Form authorizes the Company in its capacity as administrator of the Plan to enroll participants under the following dividend options:

    - Full Dividend Reinvestment--Reinvest all dividends: dividends paid on shares held by the participant, dividends on shares held in the participant's Plan account, and any Initial Investment and Optional Cash Payments will be invested in Common Stock and credited to the participant's Plan account.

    - Partial Dividend Reinvestment--Reinvest a portion of dividends: participants may request cash dividends on a designated percentage of shares held by the participant and held in the participant's Plan account, as indicated by the participant on the Enrollment Form. Dividends paid on remaining shares and any Optional Cash Payments will be invested in Common Stock and credited to the participant's Plan account.

    - No Dividend Reinvestment--Pay all cash dividends: receive all cash dividends on shares held by the participant and in the participant's Plan account. Participants may purchase shares through the Plan with an Initial Investment and Optional Cash Payments.

    The Enrollment Form also allows participants to take advantage of certificate safekeeping services (see Question 23).

    If the Enrollment Form is incomplete upon receipt by the Company, the Company will return the Enrollment Form and any payment for stock purchase to the participant.

SOURCE OF SHARES AND USE OF PROCEEDS

10. What is the source of and use of proceeds from Common Stock purchased under the Plan?

    Shares purchased under the Plan will be either shares purchased on the open market by the Agent, newly issued shares, or treasury shares. The Company will not change its determination regarding the source of shares more than once in any three-month period. The Company will not exercise its right to change the source of shares absent a determination by the Company's board of directors that the Company's need to raise additional capital has changed, or that there is another valid reason for such change.

    Initially, shares purchased under the Plan will be shares purchased on the open market and the Company will not receive any additional funds from such purchases. In the event the Company determines that shares to be purchased under the Plan will be either newly issued or treasury shares, the Company will be required to request an order from the Public Service Commission of Wisconsin approving such purchases. If shares purchased under the Plan are newly issued or treasury shares, the Company will receive additional funds from such purchases to be used for general corporate purposes, including the financing of capital expenditures, the refinancing of indebtedness, and possible investments and acquisitions.

PURCHASES

11. How many shares of Common Stock will be purchased for participants?

    The number of shares to be purchased depends on the amount of a participant's Initial Investment, Optional Cash Payment, dividend, or a combination thereof, and the price of the shares. Each participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price.

12. What will be the price of shares of Common Stock purchased under the Plan?

    When shares are purchased on the open market, the price per share to participants will be the weighted average purchase price, including normal brokerage commissions, carried to four decimal places, of shares acquired on the open market by the Agent. Because purchases are consolidated, a participant's proportionate share of brokerage commissions resulting from open market purchases should be lower than the commissions for individual purchases. The Agent is a securities broker-dealer registered as such under the Exchange Act who is a market maker in the Common Stock and will purchase shares of Common Stock as Agent for the participants in the Plan. The purchases will be made in over-the-counter market purchases or negotiated transactions on terms determined by the Agent.

    When shares are purchased from authorized but unissued shares of Common Stock or from the Company's treasury, the price per share of shares to participants will be the average of the quoted closing prices for the Common Stock as reported on the Nasdaq National Market for the period of five trading days ending on the Dividend Date or Investment Date (or the period of five trading days immediately preceding the Dividend Date or the Investment Date if the Nasdaq National Market is closed on such date). In each case, the price will be calculated to four decimal places. No newly issued or treasury shares will be sold for less than par value ($8 per share).

    The Company will pay all costs of administration of the Plan, excluding normal brokerage commissions incurred to purchase shares on the open market or to sell shares.

13. When will dividend funds be invested?

    On each Dividend Date, the dividends on any designated shares registered in the names of the participants, as well as on the Common Stock held in the Plan accounts of the participants, will be invested in Common Stock as of such Dividend Date, along with Optional Cash Payments received prior to the close of business on such Dividend Date (see Question 8). Dividends that are not invested within 30 days of the Dividend Date will be paid to the shareholder. For administrative purposes, the actual crediting of the Common Stock to a participant's account and the purchase of shares through the Plan may take place several days after each Dividend Date.

INITIAL INVESTMENTS AND OPTIONAL CASH PAYMENTS

14. When must the Initial Investments and Optional Cash Payments be made?

    Initial Investments must be received with a properly completed Enrollment Form at least three business days prior to the Investment Date (see Question 8 for definition of Investment Date). On each Investment Date, the Company will invest any Optional Cash Payments received prior to the close of business on the Investment Date and Initial Investments in Common Stock for the account of such participant. If received after the Investment Date, the Company may hold the investment until the next Investment Date. Initial Investments and Optional Cash Payments that are not invested within 35 days of receipt will be returned to the participant. Only participants who have properly completed, signed, and returned an Enrollment Form as provided in Questions 8 and 9 are eligible to make an Initial Investment and Optional Cash Payments.

    A participant may withdraw an Initial Investment or Optional Cash Payment by notifying the Company's Shareholder Services Department in writing not less than two business days before an Investment Date. Any withdrawn amount will be returned as promptly as practicable without interest.

    The Company will acknowledge receipt of all Initial Investments and Optional Cash Payments. No interest will be paid on Initial Investments and Optional Cash Payments held by the Company pending investment. Participants are requested not to send cash.

15. How are Initial Investments and Optional Cash Payments made?

    Participants may make Initial Investments of not less than $50 and Optional Cash Payments of not less than $25 per payment nor more than $25,000 for each calendar quarter per account. When enrolling in the Plan, an Initial Investment and Optional Cash Payment may be made by the participant by enclosing with the Enrollment Form a check or money order payable to the order of Madison Gas and Electric Company. Thereafter, Optional Cash Payments may be made through the use of the Remittance Form for Optional Cash Payments sent to participants by the Company. The Company will promptly transmit all Initial Investments and Optional Cash Payments to the segregated Escrow Account at a bank or to the Agent.

    It is recommended that all payments be made so as to reach the Company at least five business days prior to the Investment Date. Each payment by a participant must be made by check or money order payable to the order of Madison Gas and Electric Company and the same amount of money need not be sent each time, subject to the minimum and maximum payment levels. There is no obligation to make Optional Cash Payments.

    Employees of the Company or its subsidiaries participating in the Plan may arrange for an Initial Investment or Optional Cash Payments to be made through payroll deductions. The $50 and $25 minimum payment requirement for Initial Investments and Optional Cash Payments, respectively, will not apply to payments made through payroll deductions. Application forms for such employee payroll deductions are available from the Company's Shareholder Services Department. Commencement, revision, or termination of payroll deductions will become effective as soon as practicable after receipt of the request.

16. What happens if a check is returned unpaid by a participant's financial institution?

    In the event that any check is returned unpaid for any reason and the Company is unable to collect funds from the participant, the Company will consider the request for investment of such funds null and void. The Company shall remove from the participant's account any shares purchased upon the prior credit of such funds. Those shares may be sold to satisfy any uncollected amount. If the net proceeds of such sale are insufficient to satisfy the balance of such uncollected amount, additional shares may be sold from the participant's account as necessary to satisfy the uncollected balance.

REPORTS TO PARTICIPANTS

17. What kind of reports will be sent to participants in the Plan?

    Each participant will receive a statement of account following each purchase or sale of Common Stock for the participant's account under the Plan. Statements of account will be issued quarterly for all Plan participants and for each month when the participant purchases or sells shares. Quarterly statements of account are cumulative, showing activity for all three months of the quarter and calendar year to date. Account statements are the participant's continuing record of purchases and should be retained for income tax purposes. The final statement of the calendar year will indicate the total dividends credited to the participant's account for the year for the participant's Plan account, and a Form 1099-DIV will be issued to each participant for use in reporting dividends received for income tax purposes.

    For participants who are not making Optional Cash Payments or reinvesting dividends but have shares held in the Plan, information regarding share balances and year-to-date dividends will accompany their dividend check.

18. What other communications will participants receive from the Company?

    Each participant will receive the same communications as every other shareholder of record, including Quarterly Reports, the Annual Report, the Notice of Annual Meeting of Shareholders and the Proxy Statement, Proxy, and income tax information, including 1099 forms for reporting dividends and sale proceeds received by the participant. See Question 29 regarding voting of proxies.

DIVIDENDS ON FRACTIONS OF SHARES AND ELECTRONIC DEPOSIT

19. Will participants be paid or credited with dividends on fractions of shares?

    Yes.

20. Will the Company automatically deposit dividends which are not reinvested directly into a participant's designated account?

    In lieu of receiving dividends by check, a participant may receive dividends by electronic deposit to a designated account. A participant must complete and sign a direct deposit authorization form and return it to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231. Direct deposit will become effective as soon as practicable after receipt of a properly completed direct deposit authorization form. Changes in direct deposit instructions may be made by delivering a new properly completed direct deposit authorization form.

CERTIFICATES FOR SHARES

21. Will certificates be issued for the Common Stock purchased?

    Normally, certificates for Common Stock purchased under the Plan will not be issued to participants. Instead, the Common Stock purchased for each participant will be credited to the participant's Plan account by the Company and will be shown on the participant's statement of account. This convenience protects against loss, theft, or destruction of Common Stock certificates. See Question 17 regarding issuance of statements of account.

    Certificates for any number of whole shares credited to an account under the Plan will be issued in the participant's name upon the written request of a participant. A participant must furnish separate written instructions to the Company each time the issuance of certificates is desired. Requests should be mailed to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231. Requests for certificates will be handled without charge to participants, but participants are restricted to one request per quarter.

    Certificates for fractions of shares will not be issued to a participant under any circumstances. See Questions 24 and 25 regarding withdrawal of fractional shares from the Plan.

    Common Stock credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge Common Stock must request that certificates for such Common Stock be issued in his or her name.

22. In whose name will certificates be registered when issued?

    Accounts in the Plan will be maintained in a participant's name as shown on the Company's shareholder records. Certificates for whole shares will be similarly registered when issued.

    Upon written request, certificates can also be registered and issued in names other than that of a participant, subject to compliance with any applicable laws and to payment by the participant of any applicable taxes, and provided that the request, in proper form, bears the signature of the participant and the signature is guaranteed by an eligible financial institution acceptable to the Company's transfer agent.

SAFEKEEPING OF CERTIFICATES

23. Can certificates be sent to the Company for safekeeping?

    Participants who wish to have the Company hold their certificated shares in safekeeping may send the certificate(s) to the Company for deposit to a Plan account in the participant's name. Send the certificate, unsigned, with an Enrollment Form to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231. Enrollment Forms may be obtained at any time by writing to the Company or telephoning the Company at the appropriate toll-free number listed on page 15. It is recommended the certificate(s) be sent by registered or certified mail, return receipt requested. Participants bear all risk of loss in sending certificates for safekeeping. Certificates received for safekeeping will be canceled and registered in the name of the Nominee as custodian for participants in the Plan. Participants using safekeeping services must advise the Company as to their choice of dividend payment options by indicating their choice on the Enrollment Form under "Participation."

WITHDRAWAL

24. What are the options for withdrawal of Common Stock from the Plan?

    When a participant withdraws all or a portion of his or her Common Stock from the Plan, the participant has five options. A participant may elect (i) to have a certificate issued for all of the whole shares credited to the participant's Plan account and receive a cash payment for any fraction of a share, (ii) to have the Company sell all of the participant's Plan shares and receive a check for the proceeds, (iii) to have a certificate issued for a specified number of whole shares to be withdrawn from the Plan, leaving the remaining shares in the Plan, (iv) to have the Company sell a specified number of Plan shares and receive a check for the proceeds, leaving the remaining shares in the Plan, or (v) to discontinue reinvestment of dividends but continue to have shares held in safekeeping.

25. When and how may participants withdraw all or a portion of their Common Stock from the Plan?

    A participant may withdraw from the Plan at any time by sending a written request to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231.

    When a participant requests to withdraw all of his or her Common Stock from the Plan, termination of participation in the Plan will be effective upon the issuance of a certificate or sale of his or her Common Stock. If a participant withdraws all of his or her Common Stock from the Plan and requests a certificate for the shares, a certificate for all of the whole shares credited to the participant's Plan account will be issued and a cash payment representing any fraction of a share will be mailed directly to the participant. The cash payment to each such participant will be based on the actual sales price when accumulated fractional sales of withdrawing participants are sold through the Plan.

    If a request for withdrawal is received less than 30 days preceding a Dividend Date, the request may be held until dividend processing is complete.

    Sales of whole shares and any fractional shares will be made directly to the Agent. The sale price to participants of shares sold through the Plan will be the market price, including normal brokerage commissions, carried to four decimal places, of shares purchased by the Agent. Sale proceeds will be mailed to the participant. Sales of whole and fractional shares may be accumulated; sales transactions will, however, normally occur weekly and at least every 30 days. Participants will receive certificates for shares or cash for shares which are sold no later than 30 days after the Company's receipt of the written notice of withdrawal.

    The Company cannot guarantee that shares will be sold on any specific day or at any specific price.

26. When may former participants rejoin the Plan?

    Generally, a former participant may again become a participant at any time (see Question 8). However, the Company reserves the right to reject any Enrollment Form from a previous participant on grounds of excessive joining and termination. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term investment service.

OTHER INFORMATION

27. When and how may participants change their status concerning dividend reinvestment in the Plan?

    Participants may change their status at any time by indicating a new designation on an Enrollment Form. However, if a participant's request to change is received less than 30 days preceding a Dividend Date, the dividend paid on such date may, at the option of the Company, be processed under the participant's previous designation. All requests to change will be processed as promptly as possible.

28. What happens if the Company issues a stock dividend or declares a stock split?

    Any stock dividends or split shares distributed by the Company on Common Stock held in the Plan for a participant will be credited to the participant's Plan account. Stock dividends or split shares distributed on certificated shares registered in the name of a participant will be registered in the participant's name and may be issued in certificate form.

29. How will participants' Common Stock be voted at meetings of shareholders?

    The Common Stock credited to a participant's account may only be voted in accordance with the participant's instructions given on a proxy form which will be furnished to all shareholders.

30. What is the responsibility of the Company and the Nominee under the Plan?

    Neither the Company, the Agent, the Nominee, nor any agents, in administering the Plan, will be liable for any act done in good faith, or for any omission to act in good faith, including, without limitation, any act giving rise to a claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to the receipt of notice in writing of such death.

    A participant should recognize that neither the Company, the Agent, the Nominee, nor any agents can assure a profit or protect against a loss on the Common Stock purchased or sold under the Plan.

    The foregoing does not affect a participant's right to bring a cause of action based on alleged violations of federal securities laws.

31. What provision is made for shareholders whose dividends are subject to tax withholding?

    In the case of participating shareholders whose dividends are subject to tax withholding, the Company will invest an amount equal to the cash dividend declared by the Company less the amount of tax required to be withheld. Only the net dividend will be applied by the Company to the purchase of Common Stock. The Company's quarterly statements for such participants will indicate the amount of tax withheld and the net dividend reinvested by the Company.

32. Can the Plan be changed or discontinued?

    The Company reserves the right to suspend, modify, or terminate the Plan at any time. Notice of any such suspension, modification, or termination will be sent to all affected participants.

33. Who interprets and regulates the Plan?

    The Company reserves the right to interpret and regulate the Plan.

34. Which law governs the Plan?

    The Plan is governed by and construed in accordance with the laws of the State of Wisconsin.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax information in Questions 35 through 37 is provided only as a guide to noncorporate participants who hold shares of Common Stock as a capital asset. All participants are urged to consult with their own tax advisors for more specific information on rules regarding the tax consequences of the Plan under federal and state income tax laws and the tax basis of shares held under the Plan in special cases, such as the death of a participant or a gift of such shares and for other tax consequences.

    Because state income tax laws vary between states, information on state tax consequences is not discussed in this Prospectus. Plan participants are urged to consult with their own tax advisors regarding the tax consequences of Plan participation under the specific state and local income tax laws to which they are subject.

35. What are the federal income tax consequences of participation in the Plan?

    Participants in the Plan will be subject to federal income tax on dividends they elect to have reinvested under the Plan even though such Participants will not actually receive cash. If the shares purchased with such reinvested dividends are purchased on the open market, the participant will be treated for federal income tax purposes as having received the cash dividend used to purchase such shares. If the shares purchased with such reinvested dividends are newly issued or treasury shares, the participant will be treated as having received a taxable dividend in an amount equal to the fair market value of such shares on the Dividend Date.

    Generally, any dividends described above will be taxable to participants as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits for federal income tax purposes. The amount of any dividends in excess of such earnings and profits will reduce a participant's tax basis in the Common Stock with respect to which such dividend was received, and, to the extent in excess of such basis, result in capital gain.

    Participants in the Plan will not recognize any income for federal income tax purposes upon the purchase of shares of Common Stock with Initial Investments and Optional Cash Payments. See Question 36 regarding the tax basis of such shares.

36. What is the federal income tax basis and holding period of shares of Common Stock acquired under the Plan?

    As a general rule, the tax basis of shares (or any fraction of a share) of Common Stock acquired under the Plan will equal (i) in the case of shares purchased on the open market, the purchase price for such shares (or fractional share), including any brokerage commissions, and (ii) in the case of newly issued shares or treasury shares, the fair market value of such shares on the Dividend Date.

    The holding period for shares of Common Stock acquired under the Plan (or a fraction thereof) will begin on the day following the purchase date.

37. What are the federal income tax consequences of a sale of Common Stock acquired under the Plan?

    A participant will not be subject to any federal income tax upon receipt of certificates for whole shares of Common Stock previously credited to the participant's account, whether upon request, withdrawal from the Plan, or the Company's termination thereof. However, gain or loss will be realized when shares are sold and with respect to any cash payment by the Company in lieu of issuance of a fractional share of Common Stock. The gain or loss will be equal to the difference between the amount received for such shares and the participant's tax basis therefor. If shares of Common Stock acquired under the Plan are held for more than one year, the gain or loss realized upon the sale thereof generally will be long-term capital gain or loss; if such shares are held for a shorter period, such gain or loss will be short-term capital gain or loss.

                          DESCRIPTION OF COMMON STOCK

GENERAL

    The Company is authorized by its Restated Articles of Incorporation, as amended (the "Articles"), to issue 50,000,000 shares of Common Stock ($1 par value), of which 16,079,718 shares were issued and outstanding as of March 31, 1998, and 1,175,000 shares of $25 par value redeemable preferred stock, cumulative, no shares of which are outstanding. None of the Common Stock has been redeemed or is held as treasury stock.

    The following statements are summaries relating to the Common Stock of certain provisions of the Articles, of the Wisconsin Business Corporation Law, and of the Company's Indenture of Mortgage and Deed Trust (the "Indenture").

VOTING RIGHTS NONCUMULATIVE VOTING

    Except as described below under "Limitation of Voting Rights of Substantial Shareholders," each share of Common Stock entitles the holder thereof to one vote for each share held on each matter submitted to a vote at a meeting of shareholders and in all elections of directors. Since the Common Stock does not have cumulative voting rights, the holders of more than 50% of the shares, if they choose to do so, can elect all of the directors. The holders of Common Stock exclusively possess the full voting power of the Company.

LIMITATION OF VOTING RIGHTS OF SUBSTANTIAL SHAREHOLDERS

    The Company's Articles provide that so long as any person is a Substantial Shareholder (as defined), the record holders of the shares of the Company's Voting Stock (as defined) beneficially owned by such Substantial Shareholder have limited voting rights. These provisions may render more difficult or discourage a merger or takeover of the Company, the acquisition of control of the Company by a Substantial Shareholder, and the removal of incumbent management. "Voting Stock" is defined to include Common Stock and any class or series of preferred or preference stock then outstanding entitling the holder thereof to vote on the matter with respect to which a determination is being made, unless the shareholders or Board of Directors expressly exempt such class or series from such provisions.

    A "Substantial Shareholder" is defined as any person or entity (other than the Company or a subsidiary and other than employee benefit plans of the Company or any subsidiary and the trustees thereof), or any group formed for the purpose of acquiring, holding, voting, or disposing of shares of Voting Stock, that is the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock. For purposes of the Articles, a person is deemed to be a "beneficial owner" of any shares of Voting Stock which such person (or any of its affiliates or associates) beneficially owns, directly or indirectly, or has the right to acquire or to vote, or which are beneficially owned, directly or indirectly, by any other person with which such person (or any of its affiliates or associates) has an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

    A Substantial Shareholder (including the shareholders of record of its beneficially owned shares) is entitled to cast one vote per share (or such other number of votes per share as may be specified in or pursuant to the Articles) with respect to the shares of Voting Stock which would entitle such Substantial Shareholder to cast up to 10% of the total number of votes entitled to be cast in respect of all the outstanding shares of Voting Stock. With respect to shares of Voting Stock that would entitle such Substantial Shareholder to cast more than 10% of such total number of votes, however, the Substantial Shareholder is entitled to only one/one-hundredth (1/100th) of the votes per share which it would otherwise be entitled to cast. In addition, in no event may such Substantial Shareholder exercise more than

15% of the total voting power of the holders of Voting Stock (after giving effect to the foregoing limitations).

    If the shares of Voting Stock beneficially owned by a Substantial Shareholder are held of record by more than one person, the aggregate voting power of all such persons, as limited by the provisions described above, will be allocated in proportion to the number of shares held. In addition, the Articles provide that a majority of the voting power of all the outstanding shares of Voting Stock (after giving effect to the foregoing limitations on voting rights) constitutes a quorum at all meetings of shareholders.

    The following is an example of how the foregoing provisions would operate if the Company had 1,000 outstanding shares of Voting Stock. If a Substantial Shareholder beneficially owned 600 of the shares, he or she would be entitled to 100 votes for his or her first 100 shares and, on the basis of the limitation on voting rights with respect to shares in excess of 10%, an additional five votes for his or her remaining 500 shares. These 105 votes would be out of a total of 505 votes then entitled to be cast (that is, 105 votes by the Substantial Shareholder and 400 votes by all other shareholders). Then, because these 105 votes would constitute 21% of the total number of votes, the provisions of the Articles would further limit the Substantial Shareholder to approximately 71 votes of a total of approximately 471 entitled to be cast by all shareholders (15% of the total number of votes entitled to be cast). As a result of the limitation of the Substantial Shareholder's voting rights, the voting power of the other shareholders increases from 40% to 85%.

    Accordingly, beneficial owners of more than 10% of the outstanding shares of Voting Stock will be unable to exercise voting rights proportionate to their equity interests.

    Generally, Section 180.1150 of the Wisconsin Statutes states that the voting power of shares of certain Wisconsin corporations, including the Company, held by any person in excess of 20% of the voting power in the election of directors is limited to 10% of his or her full voting power. In other words, a person holding 500 shares of such a corporation with 1,000 shares outstanding would be limited to 230 votes on any matter subjected to a shareholder vote. Full voting power may be restored if a majority of the voting power shares represented at a meeting are voted in favor of such a restoration.

DIVIDEND RIGHTS

    Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

    Under the terms of three supplemental indentures to the Indenture, so long as any of the bonds authorized by any such Supplemental Indenture are outstanding, dividends on the Common Stock cannot exceed retained income less such dividends less the excess of the maintenance and replacement requirements over the maintenance, repairs, and depreciation expenses, in each case accumulated since December 31, 1945. No portion of retained income is so restricted at this time.

    Under the terms of all other supplemental indentures to the Indenture, so long as any of the bonds authorized by any such Supplemental Indenture are outstanding, dividends on the Common Stock cannot exceed retained income less such dividends, in each case accumulated since December 31, 1945. No portion of retained income is so restricted at this time.

LIQUIDATION RIGHTS

    In the event the Company is liquidated or dissolved, after all of the Company's liabilities have been paid, and after any holders of any other stock having senior liquidation preferences to Common Stock have been paid or had funds set aside in accordance with the Articles, the holders of the then outstanding Common Stock are entitled to receive pro rata the remaining assets available for distribution.

PREEMPTIVE AND SUBSCRIPTION RIGHTS

    No holder of any class of stock of the Company, including the Common Stock, has any preemptive or subscription rights.

LIABILITY TO FURTHER CALLS OR TO ASSESSMENT

    The shares of Common Stock, when issued and delivered by the Company and paid for as herein contemplated, will be fully paid and nonassessable by the Company. However, in accordance with Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, shareholders may be personally liable for an amount equal to the par value for all debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case.

MISCELLANEOUS

    The Company reserves the right to increase, decrease, or reclassify its authorized capital stock, or any class or series thereof, and to amend or repeal any provisions in the Articles or in any amendment thereto in the manner now or hereafter prescribed by law, subject to the limitations in the Articles; and all rights conferred on the holders of Common Stock in the Articles or any amendment thereto are subject to this reservation. There are no conversion rights with respect to any class of capital stock of the Company.

                       COMMON STOCK DIVIDENDS AND MARKET

    The Company has paid dividends on Common Stock in varying amounts since it became publicly held.

    The Company's practice of paying dividends quarterly (in March, June, September, and December), the time of payment, and the amount of future dividends are necessarily dependent upon, the Company's earnings, financial requirements, and other factors.

    The Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "MDSN."

    Information and assistance with respect to the Plan may be obtained by writing to Madison Gas and Electric Company, Shareholder Services Department, Post Office Box 1231, Madison, WI 53701-1231, or by telephoning the Company at the appropriate toll-free number:

                        252-4744 From Madison, Wisconsin
                    1-800-362-6423 All other Wisconsin calls
              1-800-356-6423 Outside Wisconsin (continental U.S.)

    A participant should include his or her name, address, account number, telephone number during business hours, and taxpayer identification number with all correspondence. Participants should notify the Company of any change in address.

                                 LEGAL MATTERS

    Legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Gary J. Wolter, Senior Vice President--Administration and Secretary of the Company. Mr. Wolter beneficially owns shares of Common Stock.

                                    EXPERTS

    The consolidated financial statements and financial statement schedules of the Company and its subsidiaries included (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, and are so incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing matters.

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                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................          4
Incorporation of Certain Information by
  Reference.....................................          4
The Company.....................................          5
Description of the Plan.........................          5
Description of Common Stock.....................         12
Common Stock Dividends and Market...............         14
Legal Matters...................................         14
Experts.........................................         14

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE ITS DATE.

                                MADISON GAS AND
                                ELECTRIC COMPANY

                              INVESTORS PLUS PLAN

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 22, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                        MADISON GAS AND ELECTRIC COMPANY

                           COMMON STOCK $1 PAR VALUE

    Madison Gas and Electric Company (the "Company") may offer from time to time, at prices and on terms to be determined at or prior to the time of sale, shares of its Common Stock, $1 par value. ("Common Stock"). Prospectus Supplements to this Prospectus will set forth the number of shares of Common Stock being offered hereunder from time to time, the underwriters for the shares being offered and the underwriting discounts and commissions, the net proceeds to the Company and the specific terms and conditions of such offer and the public offering price per share. The aggregate price paid for shares of Common Stock offered pursuant to the Company's Investors Plus Plan under this Prospectus and the initial public offering price of Medium-Term Notes and shares of Common Stock offered by separate prospectuses under the registration statement referred to below of which this Prospectus is a part, will not exceed $65,000,000.

    The Common Stock is quoted on the Nasdaq National Market under the symbol "MDSN."

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY SUCH STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"),with respect to the shares of Common Stock offered hereby and certain other securities. This Prospectus does not contain all information set forth in the Registration Statement and reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the shares of Common Stock offered hereby. Such reports, proxy statements, Registration Statement and exhibits and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company is subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and proxy statements, filed by the Company with the Commission have been and will filed electronically. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission at http://www.sec.gov.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The Annual Report of the Company on Form 10-K for the year ended December 31, 1997 and the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1998 are incorporated by reference into this Prospectus. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Notes contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus, in the applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests for such copies should be directed to Terry A. Hansen, Vice President -- Finance, Madison Gas and Electric Company, Post Office Box 1231, Madison, WI 53701-1231, telephone: (608) 252-7000.

                                  THE COMPANY

    The Company, a Wisconsin corporation organized as such in 1896, is a public utility located in Madison, Wisconsin. It is engaged in generating and transmitting electric energy and distributing it to approximately 117,000 customers throughout 250 square miles in Dane County. The Company also distributes and transports natural gas to approximately 97,000 customers throughout 975 square miles in Dane, Columbia, Iowa, Juneau, Monroe and Vernon counties. The principal executive offices of the Company are located at 133 South Blair Street, Post Office Box 1231, Madison, Wisconsin 53701-1231, and its telephone number is (608) 252-7000.

                                USE OF PROCEEDS

    Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sale of shares of Common Stock for its general corporate purposes, including the financing of capital expenditures, the refinancing of indebtedness, possible business investments and acquisitions. Pending such applications, the net proceeds would be temporarily invested in marketable securities.

                          DESCRIPTION OF COMMON STOCK

GENERAL

    The Company is authorized by its Restated Articles of Incorporation, as amended (the "Articles"), to issue 50,000,000 shares of Common Stock ($1 par value), of which 16,079,718 shares were issued and outstanding as of March 31, 1998, and 1,175,000 shares of $25 par value redeemable preferred stock, cumulative, no shares of which are outstanding. None of the Common Stock has been redeemed or is held as treasury stock.

    The following statements are summaries relating to the Common Stock of certain provisions of the Articles, of the Wisconsin Business Corporation Law, and of the Company's Indenture of Mortgage and Deed Trust (the "Indenture").

VOTING RIGHTS NONCUMULATIVE VOTING

    Except as described below under "Limitation of Voting Rights of Substantial Shareholders," each share of Common Stock entitles the holder thereof to one vote for each share held on each matter submitted to a vote at a meeting of shareholders and in all elections of directors. Since the Common Stock does not have cumulative voting rights, the holders of more than 50% of the shares, if they choose to do so, can elect all of the directors. The holders of Common Stock exclusively possess the full voting power of the Company.

LIMITATION OF VOTING RIGHTS OF SUBSTANTIAL SHAREHOLDERS

    The Company's Articles provide that so long as any person is a Substantial Shareholder (as defined), the record holders of the shares of the Company's Voting Stock (as defined) beneficially owned by such Substantial Shareholder have limited voting rights. These provisions may render more difficult or discourage a merger or takeover of the Company, the acquisition of control of the Company by a Substantial Shareholder, and the removal of incumbent management. "Voting Stock" is defined to include Common Stock and any class or series of preferred or preference stock then outstanding entitling the holder thereof to vote on the matter with respect to which a determination is being made, unless the shareholders or Board of Directors expressly exempt such class or series from such provisions.

    A "Substantial Shareholder" is defined as any person or entity (other than the Company or a subsidiary and other than employee benefit plans of the Company or any subsidiary and the trustees thereof), or any group formed for the purpose of acquiring, holding, voting, or disposing of shares of

Voting Stock, that is the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock. For purposes of the Articles, a person is deemed to be a "beneficial owner" of any shares of Voting Stock which such person (or any of its affiliates or associates) beneficially owns, directly or indirectly, or has the right to acquire or to vote, or which are beneficially owned, directly or indirectly, by any other person with which such person (or any of its affiliates or associates) has an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock.

    A Substantial Shareholder (including the shareholders of record of its beneficially owned shares) is entitled to cast one vote per share (or such other number of votes per share as may be specified in or pursuant to the Articles) with respect to the shares of Voting Stock which would entitle such Substantial Shareholder to cast up to 10% of the total number of votes entitled to be cast in respect of all the outstanding shares of Voting Stock. With respect to shares of Voting Stock that would entitle such Substantial Shareholder to cast more than 10% of such total number of votes, however, the Substantial Shareholder is entitled to only one/one-hundredth (1/100th) of the votes per share which it would otherwise be entitled to cast. In addition, in no event may such Substantial Shareholder exercise more than 15% of the total voting power of the holders of Voting Stock (after giving effect to the foregoing limitations).

    If the shares of Voting Stock beneficially owned by a Substantial Shareholder are held of record by more than one person, the aggregate voting power of all such persons, as limited by the provisions described above, will be allocated in proportion to the number of shares held. In addition, the Articles provide that a majority of the voting power of all the outstanding shares of Voting Stock (after giving effect to the foregoing limitations on voting rights) constitutes a quorum at all meetings of shareholders.

    The following is an example of how the foregoing provisions would operate if the Company had 1,000 outstanding shares of Voting Stock. If a Substantial Shareholder beneficially owned 600 of the shares, he or she would be entitled to 100 votes for his or her first 100 shares and, on the basis of the limitation on voting rights with respect to shares in excess of 10%, an additional five votes for his or her remaining 500 shares. These 105 votes would be out of a total of 505 votes then entitled to be cast (that is, 105 votes by the Substantial Shareholder and 400 votes by all other shareholders). Then, because these 105 votes would constitute 21% of the total number of votes, the provisions of the Articles would further limit the Substantial Shareholder to approximately 71 votes of a total of approximately 471 entitled to be cast by all shareholders (15% of the total number of votes entitled to be cast). As a result of the limitation of the Substantial Shareholder's voting rights, the voting power of the other shareholders increases from 40% to 85%.

    Accordingly, beneficial owners of more than 10% of the outstanding shares of Voting Stock will be unable to exercise voting rights proportionate to their equity interests.

    Generally, Section 180.1150 of the Wisconsin Statutes states that the voting power of shares of certain Wisconsin corporations, including the Company, held by any person in excess of 20% of the voting power in the election of directors is limited to 10% of his or her full voting power. In other words, a person holding 500 shares of such a corporation with 1,000 shares outstanding would be limited to 230 votes on any matter subjected to a shareholder vote. Full voting power may be restored if a majority of the voting power shares represented at a meeting are voted in favor of such a restoration.

DIVIDEND RIGHTS

    Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

    Under the terms of three supplemental indentures to the Indenture, so long as any of the bonds authorized by any such Supplemental Indenture are outstanding, dividends on the Common Stock cannot exceed retained income less such dividends less the excess of the maintenance and replacement requirements over the maintenance, repairs, and depreciation expenses, in each case accumulated since December 31, 1945. No portion of retained income is so restricted at this time.

    Under the terms of all other supplemental indentures to the Indenture, so long as any of the bonds authorized by any such Supplemental Indenture are outstanding, dividends on the Common Stock cannot exceed retained income less such dividends, in each case accumulated since December 31, 1945. No portion of retained income is so restricted at this time.

LIQUIDATION RIGHTS

    In the event the Company is liquidated or dissolved, after all of the Company's liabilities have been paid, and after any holders of any other stock having senior liquidation preferences to Common Stock have been paid or had funds set aside in accordance with the Articles, the holders of the then outstanding Common Stock are entitled to receive pro rata the remaining assets available for distribution.

PREEMPTIVE AND SUBSCRIPTION RIGHTS

    No holder of any class of stock of the Company, including the Common Stock, has any preemptive or subscription rights.

LIABILITY TO FURTHER CALLS OR TO ASSESSMENT

    The shares of Common Stock, when issued and delivered by the Company and paid for as herein contemplated, will be fully paid and nonassessable by the Company. However, in accordance with Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, shareholders may be personally liable for an amount equal to the par value for all debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case.

MISCELLANEOUS

    The Company reserves the right to increase, decrease, or reclassify its authorized capital stock, or any class or series thereof, and to amend or repeal any provisions in the Articles or in any amendment thereto in the manner now or hereafter prescribed by law, subject to the limitations in the Articles; and all rights conferred on the holders of Common Stock in the Articles or any amendment thereto are subject to this reservation. There are no conversion rights with respect to any class of capital stock of the Company.

                       COMMON STOCK DIVIDENDS AND MARKET

    The Company has paid dividends on Common Stock in varying amounts since it became publicly held.

    The Company's practice of paying dividends quarterly (in March, June, September, and December), the time of payment, and the amount of future dividends are necessarily dependent upon, the Company's earnings, financial requirements, and other factors.

    The Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "MDSN."

                              PLAN OF DISTRIBUTION

    The Company may sell shares of Common Stock in and/or outside the United
States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser, or
(iii) through agents. The Prospectus Supplement with the respect to the shares of Common Stock being offered (the "Offered Shares") will set forth the terms of the offering of the Offered Shares, including the name or names of any underwriters or agents, the purchase price of the Offered Shares and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in the sale, the Offered Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares of Common Stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The underwriter or underwriters with respect to a particular underwritten offering of shares of Common Stock, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Shares will be subject to conditions precedent and the underwriters will be obligated to purchase all of the Offered Shares if any are purchased.

    If dealers are utilized in the sale of Offered Shares in respect of which this Prospectus is delivered, and if so specified in the applicable Prospectus Supplement, the Company will sell such Offered Shares to the dealers as principals. The dealers may then resell such Offered Shares to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable Prospectus Supplement.

    The shares of Common Stock may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Shares in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

    Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

    Legal matters with respect to the shares of Common Stock will be passed upon for the Company by Stafford, Rosenbaum, Rieser & Hansen, Madison, Wisconsin, and by Sidley & Austin, Chicago, Illinois, and for any underwriters, dealers, purchasers or agents by Jones, Day, Reavis & Pogue, Chicago, Illinois. The Company is advised that as of July 21, 1998, an attorney at the firm of Stafford, Rosenbaum, Rieser & Hansen, who has participated in the preparation of this Prospectus and the Registration Statement, and who will participate in the rendition of the firm's opinions with respect to the shares of Common Stock, owned beneficially 6,525 shares of the Common Stock.

                                    EXPERTS

    The consolidated financial statements and financial statement schedules of the Company and its subsidiaries included (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, and are so incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing matters.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................          2
Incorporation of Certain Information by
  Reference.....................................          2
The Company.....................................          3
Use of Proceeds.................................          3
Description of Common Stock.....................          3
Common Stock Dividends and Market...............          5
Plan of Distribution............................          5
Legal Matters...................................          6
Experts.........................................          6

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE ITS DATE.

                                MADISON GAS AND
                                ELECTRIC COMPANY

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration Fee--Securities and Exchange Commission..............................  $  19,175
Public Service Commission of Wisconsin Fee........................................      1,500
Accounting fees and expenses......................................................     25,000
Printing expenses.................................................................     36,000
Trustee fees and expenses.........................................................     20,000
Legal fees and expenses...........................................................     80,000
Miscellaneous.....................................................................     18,325
                                                                                    ---------
    Total.........................................................................  $ 200,000
                                                                                    ---------
                                                                                    ---------

    All of the above items except the Registration Fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to the provisions of the Wisconsin Business Corporation Law and
Article IX of the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders, or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

    Directors and officers of the Registrant are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be indemnified or indemnifiable under the By-laws. The primary coverage is provided by a Directors and Officers Liability Insurance Policy in customary form having a one-year term. The coverage also applies to directors and officers of subsidiaries of the Registrant. No deductibles or retentions apply to individual directors or officers.

ITEM 16. EXHIBITS.

 EXHIBIT
   NO.                                                    DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------------
    1.1    Form of Distribution Agreement for Medium Term Notes
    1.2    Form of Terms Agreement for Medium Term Notes
    1.3    Form of Underwriting Agreement for Common Stock
    4.1*   Restated Articles of Incorporation of the Company, filed as Exhibit 3.(i) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 0-1125, is hereby incorporated by reference.
    4.2*   By-laws of the Company, filed as Exhibit 3B to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 0-1125, is hereby incorporated by reference.
    4.3*   Indenture of Mortgage and Deed of Trust between the Company and First Wisconsin Trust Company (now known as Firstar Trust Company), as Trustee, dated as of January 1, 1946 (Exhibit 7-D to file No. 2-6059), and the following indentures supplemental thereto, respectively, the Fifth Supplemental Indenture dated as of
           June 1, 1966 (Exhibit 4-B-6 to file No. 2-25244), the Seventh Supplemental Indenture dated as of January
           15, 1971 (Exhibit 2.08 to file No. 2-38980), the Tenth Supplemental Indenture dated as of November 1,
           1976 (Exhibit 2.03 to file No. 2-60227), the Fourteenth Supplemental Indenture dated as of April 1, 1992
           (Exhibit 4C to file No. 0-1125), the Fifteenth Supplemental Indenture dated as of April 1, 1992 (Exhibit
           4D to file No. 0-1125), the Sixteenth Supplemental Indenture dated as of October 1, 1992 (Exhibit 4E to file No. 0-1125), and the Seventeenth Supplemental Indenture dated as of February 1, 1993 (Exhibit 4F to file No. 0-1125).
    4.4    Form of Medium-Term Note Indenture.
    4.5    Form of Global fixed Rate Note (included in Exhibit4.4)
    4.6    Form of Fixed Rate Note (included in Exhibit 4.4)
    4.7    Form of Global Floating Rate Note (included in Exhibit 4.4)
    4.8    Form of Floating Rate Note (included in Exhibit 4.4)
    4.9    Form of Interest Calculation Agency Agreement.
    5.1    Opinion of Gary Wolter, Esq.
    5.2    Opinion of Stafford, Rosenbaum, Rieser and Hansen
    5.3    Opinion of Sidley & Austin
  12*      Statements regarding computation of ratios are hereby incorporated by reference to the Company's Annual
           Reports on Form 10-K for the Years Ended December 31, 1997, 1996, 1995, 1994 and 1993, and the Company's
           Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998.
   23.1    Consent of PricewaterhouseCoopers LLP
   23.2    Consent of Gary Wolter, Esq. (included in Exhibit 5.1)
   23.3    Consent of Stafford, Rosenbaum, Rieser & Hansen (included in Exhibit 5.2)
   23.4    Consent of Sidley & Austin (included in Exhibit 5.3).
   24      Powers of Attorney (included on signature page).
   25      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One,
           N.A.

------------------------

* The exhibits listed above and marked with an asterisk were filed as exhibits to Registration Statements or Reports previously filed with the Commission under the exhibit number and Registration or File number as shown after each such exhibit, and they are hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   * * * * *

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 17th day of July 1998.

                                MADISON GAS AND ELECTRIC COMPANY

                                By:  /s/ DAVID C. MEBANE
                                     -----------------------------------------
                                     David C. Mebane
                                     CHAIRMAN, PRESIDENT AND
                                     CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on this 17th day of July, 1998.

    Each person whose signature appears below constitutes and appoints David C. Mebane and Gary J. Wolter, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          SIGNATURE                        TITLE
------------------------------  ---------------------------
                                Chairman, President and
     /s/ DAVID C. MEBANE          Chief Executive Officer
------------------------------    (Principal Executive
       David C. Mebane            Officer)

                                Vice President-Terry A.
     /s/ TERRY A. HANSEN          Hansen Finance (Principal
------------------------------    Financial Officer and
       Terry A. Hansen            Principal Accounting
                                  Officer)

 /s/ JEAN MANCHESTER BIDDICK    Director
------------------------------
   Jean Manchester Biddick

    /s/ RICHARD E. BLANEY       Director
------------------------------
      Richard E. Blaney

    /s/ REGINA M. MILLNER       Director
------------------------------
      Regina M. Millner

     /s/ FREDERIC E. MOHS       Director
------------------------------
       Frederic E. Mohs

     /s/ PHILLIP C. STARK       Director
------------------------------
       Phillip C. Stark

          SIGNATURE                        TITLE
------------------------------  ---------------------------
      /s/ H. LEE SWANSON        Director
------------------------------
        H. Lee Swanson

    /s/ FRANK C. VONDRASEK      Director
------------------------------
      Frank C. Vondrasek

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                                    DESCRIPTION
---------  ---------------------------------------------------------------------------------------------------------
    1.1    Form of Distribution Agreement for Medium Term Notes

    1.2    Form of Terms Agreement for Medium Term Notes

    1.3    Form of Underwriting Agreement for Common Stock

    4.1*   Restated Articles of Incorporation of the Company, filed as Exhibit 3.(i) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 0-1125, is hereby incorporated by reference.

    4.2*   By-laws of the Company, filed as Exhibit 3B to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 0-1125, is hereby incorporated by reference.

    4.3*   Indenture of Mortgage and Deed of Trust between the Company and First Wisconsin Trust Company (now known as Firstar Trust Company), as Trustee, dated as of January 1, 1946 (Exhibit 7-D to file No. 2-6059), and the following indentures supplemental thereto, respectively, the Fifth Supplemental Indenture dated as of
           June 1, 1966 (Exhibit 4-B-6 to file No. 2-25244), the Seventh Supplemental Indenture dated as of January
           15, 1971 (Exhibit 2.08 to file No. 2-38980), the Tenth Supplemental Indenture dated as of November 1,
           1976 (Exhibit 2.03 to file No. 2-60227), the Fourteenth Supplemental Indenture dated as of April 1, 1992
           (Exhibit 4C to file No. 0-1125), the Fifteenth Supplemental Indenture dated as of April 1, 1992 (Exhibit
           4D to file No. 0-1125), the Sixteenth Supplemental Indenture dated as of October 1, 1992 (Exhibit 4E to file No. 0-1125), and the Seventeenth Supplemental Indenture dated as of February 1, 1993 (Exhibit 4F to file No. 0-1125).

    4.4    Form of Medium-Term Note Indenture.

    4.5    Form of Global fixed Rate Note (included in Exhibit 4.4)

    4.6    Form of Fixed Rate Note (included in Exhibit 4.4)

    4.7    Form of Global Floating Rate Note (included in Exhibit 4.4)

    4.8    Form of Floating Rate Note (included in Exhibit 4.4)

    4.9    Form of Interest Calculation Agency Agreement.

    5.1    Opinion of Gary Wolter, Esq.

    5.2    Opinion of Stafford, Rosenbaum, Rieser and Hansen

    5.3    Opinion of Sidley & Austin

  12*      Statements regarding computation of ratios are hereby incorporated by reference to the Company's Annual
           Reports on Form 10-K for the Years Ended December 31, 1997, 1996, 1995, 1994 and 1993, and the Company's
           Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998.

   23.1    Consent of PricewaterhouseCoopers LLP

   23.2    Consent of Gary Wolter, Esq. (included in Exhibit 5.1)

   23.3    Consent of Stafford, Rosenbaum, Rieser & Hansen (included in Exhibit 5.2)

   23.4    Consent of Sidley & Austin (included in Exhibit 5.3).

   24      Powers of Attorney (included on signature page).

   25      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One,
           N.A.

------------------------

* The exhibits listed above and marked with an asterisk were filed as exhibits to Registration Statements or Reports previously filed with the Commission under the exhibit number and Registration or File number as shown after each such exhibit, and they are hereby incorporated herein by reference.